                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


================================================================================


                                 $1,150,000,000

                                CREDIT AGREEMENT


                           dated as of July, 25, 2000


                                      among


                             R.J. TOWER CORPORATION,

                 CERTAIN SUBSIDIARIES OF R.J. TOWER CORPORATION,

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent,

                            THE CHASE MANHATTAN BANK,

                              as Syndication Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   Arranged By

                         BANC OF AMERICA SECURITIES, LLC
                            AND CHASE SECURITIES, LLC
                 as Joint Lead Arrangers and Joint Book Managers


================================================================================

                               TABLE OF CONTENTS

Section                                                                                       Page
-------                                                                                       ----
ARTICLE I    DEFINITIONS AND INTERPRETATION.....................................................1
   1.1       Certain Defined Terms..............................................................1
   1.2       Other Interpretive Provisions.....................................................33
   1.3       Accounting Matters................................................................35
   1.4       Currency Equivalents Generally....................................................35

ARTICLE II   THE CREDITS.......................................................................36
   2.1       Commitments.......................................................................36
   2.2       Loan Accounts and Notes...........................................................36
   2.3       Procedure for Borrowing...........................................................37
   2.4       Conversion and Continuation Elections.............................................38
   2.5       Voluntary Termination or Reduction of Revolving Commitments.......................40
   2.6       Optional Prepayments..............................................................40
   2.7       Repayment.........................................................................40
   2.8       Interest..........................................................................41
   2.9       Commitment Fees...................................................................42
   2.10      Computation of Fees and Interest..................................................42
   2.11      Payments by Credit Parties........................................................43
   2.12      Payments by the Lenders to the Administrative Agent...............................44
   2.13      Sharing of Payments, etc..........................................................44
   2.14      Swingline Loans...................................................................45
   2.15      Letters of Credit.................................................................48
   2.16      Utilization of Commitments in Offshore Currencies.................................57
   2.17      Guaranty..........................................................................59
   2.18      Joint and Several Nature of Loans.................................................59
   2.19      Appointment of Borrower Representative............................................60

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY............................................60
   3.1       Taxes.............................................................................60
   3.2       Illegality........................................................................62
   3.3       Increased Costs and Reduction of Return...........................................63
   3.4       Funding Losses....................................................................63
   3.5       Inability to Determine Rates......................................................64
   3.6       Reserves on Offshore Rate Loans...................................................65
   3.7       Exchange Controls.................................................................65
   3.8       Certificates of Lending Party.....................................................65
   3.9       Substitution of Lenders...........................................................65
   3.10      Withholding Tax...................................................................66
   3.11      Survival..........................................................................67

ARTICLE IV   CONDITIONS PRECEDENT AND SUBSEQUENT...............................................68
   4.1       Conditions of Effectiveness.......................................................68
   4.2       First Borrowing by each Eligible Borrower.........................................70
   4.3       Conditions to All Credit Extensions and Continuations/Conversions.................71

ARTICLE V    REPRESENTATIONS AND WARRANTIES....................................................71
   5.1       Corporate Existence and Power.....................................................71
   5.2       Corporate Authorization; No Contravention.........................................72
   5.3       Governmental Authorization........................................................72
   5.4       Binding Effect....................................................................72
   5.5       Litigation........................................................................73
   5.6       No Default........................................................................73
   5.7       ERISA Compliance..................................................................73
   5.8       Use of Proceeds; Margin Regulations...............................................74
   5.9       Title to Properties...............................................................74
   5.10      Taxes.............................................................................74
   5.11      Financial Condition...............................................................74
   5.12      Environmental Matters.............................................................75
   5.13      Regulated Entities................................................................76
   5.14      Copyrights, Patents, Trademarks and Licenses, etc.................................76
   5.15      Subsidiaries......................................................................76
   5.16      Insurance.........................................................................76
   5.17      Solvency..........................................................................77
   5.18      Full Disclosure...................................................................77
   5.19      Eligible Borrower Representations.................................................77
   5.20      Foreign Taxes.....................................................................78

ARTICLE VI   AFFIRMATIVE COVENANTS.............................................................78
   6.1       Financial Statements..............................................................78
   6.2       Certificates; Other Information...................................................79
   6.3       Notices...........................................................................79
   6.4       Preservation of Corporate Existence, etc..........................................81
   6.5       Maintenance of Property...........................................................81
   6.6       Insurance.........................................................................81
   6.7       Payment of Obligations............................................................82
   6.8       Compliance with Laws..............................................................82
   6.9       Compliance with ERISA.............................................................82
   6.10      Inspection of Property and Books and Records......................................82
   6.11      Environmental Laws................................................................83
   6.12      Use of Proceeds...................................................................83
   6.13      Further Assurances................................................................83

ARTICLE VII  NEGATIVE COVENANTS................................................................84
   7.1       Limitation on Liens; Negative Pledge..............................................84
   7.2       Disposition of Assets.............................................................86

   7.3       Consolidations and Mergers........................................................87
   7.4       Loans and Investments.............................................................88
   7.5       Limitation on Indebtedness........................................................89
   7.6       Transactions with Affiliates......................................................90
   7.7       Use of Proceeds...................................................................91
   7.8       Contingent Obligations............................................................91
   7.9       Sale-Leasebacks...................................................................92
   7.10      Lease Obligations.................................................................92
   7.11      Restricted Payments...............................................................93
   7.12      ERISA.............................................................................94
   7.13      Change in Business................................................................94
   7.14      Accounting Changes................................................................94
   7.15      Financial Condition...............................................................94
   7.16      Limitations on Negative Pledges...................................................95

ARTICLE VIII ..................................................................................95
   8.1       Event of Default..................................................................95
   8.2       Remedies..........................................................................98
   8.3       Specified Swap Contract Remedies..................................................98
   8.4       Rights Not Exclusive..............................................................99

ARTICLE IX   THE ADMINISTRATIVE AGENT..........................................................99
   9.1       Appointment and Authorization; "Administrative Agent".............................99
   9.2       Delegation of Duties..............................................................99
   9.3       Liability of Administrative Agent.................................................99
   9.4       Reliance by Administrative Agent.................................................100
   9.5       Notice of Default................................................................100
   9.6       Credit Decision..................................................................101
   9.7       Indemnification of Administrative Agent..........................................101
   9.8       Administrative Agent in Individual Capacity......................................102
   9.9       Successor Administrative Agent...................................................102
   9.10      Withholding Tax..................................................................102
   9.11      Co-Agents........................................................................104

ARTICLE X    MISCELLANEOUS....................................................................104
   10.1      Amendments and Waivers...........................................................104
   10.2      Notices..........................................................................105
   10.3      No Waiver; Cumulative Remedies...................................................106
   10.4      Costs and Expenses...............................................................106
   10.5      Indemnification..................................................................107
   10.6      Marshalling; Payments Set Aside..................................................108
   10.7      Successors and Assigns...........................................................109
   10.8      Assignments, Participations, etc.................................................109
   10.9      Confidentiality..................................................................113
   10.10     Set-off..........................................................................113

   10.11     Automatic Debits of Fees.........................................................114
   10.12     Notification of Addresses, Lending Offices, etc..................................114
   10.13     Counterparts.....................................................................114
   10.14     Severability.....................................................................114
   10.15     No Third Parties Benefited.......................................................114
   10.16     Governing Law and Jurisdiction...................................................115
   10.17     Waiver of Jury Trial.............................................................115
   10.18     Entire Agreement.................................................................116
   10.19     Judgment Currency................................................................116
   10.20     Restricted/Unrestricted Subsidiaries.............................................116

ARTICLE XI   GUARANTY.........................................................................118
   11.1      Guarantee........................................................................118
   11.2      Unconditional Obligation.........................................................118
   11.3      Period in Force..................................................................119
   11.4      WAIVER...........................................................................119
   11.5      Effect of Stay...................................................................120
   11.6      Subordination....................................................................120
   11.7      Certain Limitations..............................................................120

                                   SCHEDULES

    Schedule 2.1            -     Commitments
    Schedule 2.9            -     Pricing Grid
    Schedule 2.15           -     Existing Letters of Credit
    Schedule 5.5            -     Litigation
    Schedule 5.7            -     ERISA
    Schedule 5.11           -     Permitted Liabilities
    Schedule 5.12           -     Environmental Matters
    Schedule 5.15           -     Subsidiaries and Minority Interests
    Schedule 5.16           -     Insurance Matters
    Schedule 5.20           -     Foreign Tax Matters
    Schedule 7.1            -     Permitted Liens
    Schedule 7.2            -     Permitted Dispositions
    Schedule 7.4            -     Permitted Investments
    Schedule 7.5(c)         -     Permitted Indebtedness
    Schedule 7.8            -     Contingent Obligations
    Schedule 10.2           -     Lending Offices; Addresses for Notices


                                    EXHIBITS

    Exhibit A         -     Form of Notice of Borrowing
    Exhibit B         -     Form of Notice of Conversion/Continuation
    Exhibit C         -     Form of Compliance Certificate
    Exhibit D-1       -     Form of Legal Opinion of Company's Special Michigan
                            Counsel
    Exhibit D-2       -     Form of Legal Opinion of Company's Special New York
                            Counsel
    Exhibit D-3       -     Form of Legal Opinion of special Dutch counsel
    Exhibit E         -     Form of Assignment and Acceptance
    Exhibit F-1       -     Form of Revolving Note
    Exhibit F-2       -     Form of Swingline Note
    Exhibit F-3       -     Form of Term A Note
    Exhibit G         -     Form of Guaranty
    Exhibit H         -     Form of Election to Participate
    Exhibit I         -     Form of Election to Terminate
    Exhibit J         -     Form of Authorization Letter

                                CREDIT AGREEMENT

          This CREDIT AGREEMENT (the "Agreement") is entered into as of July 25, 2000, among R.J. TOWER CORPORATION, a Michigan corporation (the "Company"), TOWER AUTOMOTIVE EUROPE, B.V., a corporation, organized under the laws of the Netherlands (the "Finance Subsidiary") the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the "Administrative Agent"), The Chase Manhattan Bank, as syndication agent and The Bank of Nova Scotia, Comerica Bank, U.S. Bank National Association and Bank One, Michigan, as co-agents.

          WHEREAS, the Borrowers have requested that (i) the Lenders make a term loan to the Company in the aggregate principal amount of $325,000,000 maturing on July 25, 2006, and (ii) the Lenders provide a multicurrency revolving credit facility maturing on July 25, 2006 (including letter of credit subfacility), to the Borrowers in an aggregate principal amount not to exceed the Dollar Equivalent of $825,000,000;

          WHEREAS, the proceeds of the term loans and certain of the proceeds of the revolving loans described above will be used by the Borrowers to provide the funds necessary to repay certain outstanding indebtedness of the Borrowers;

          WHEREAS, the proceeds of the revolving credit facility described above will be used by the Borrowers as described above and for ongoing working capital and general corporate purposes, including, but not limited to, Permitted Acquisitions;

          WHEREAS, the Lenders are willing to extend commitments to make term loans and revolving credit loans to the Borrowers for the purposes and on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     1.1 Certain Defined Terms. Unless the context otherwise clearly requires, capitalized terms used in this Agreement and the other Credit Documents shall have the following meanings:

          "Account Party" means (i) any Borrower and (ii) with respect to any Standby Letter of Credit supporting the Existing IRBs, the Company and either of its Subsidiaries, R.J. Tower (KY) and R.J. Tower (IN), as the case may be.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or a Subsidiary is the surviving entity.

          "Affected Lender" has the meaning specified in Section 3.9.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

          "Administrative Agent" means BofA in its capacity as agent for the Lending Party hereunder, and any successor agent arising under Section 9.9.

          "Agent-Related Persons" means BofA in its capacity as Administrative Agent and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger and Book Manager), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
Schedule 10.2 or such other address as the Administrative Agent may from time to time specify to the Lending Parties and the Borrower Representative in writing.

          "Aggregate Commitment" means the sum of (a) the Revolving Loan Commitment and (b) the Term A Commitment.

          "Agreement" means this Credit Agreement, including Exhibits and Schedules.

          "Applicable Currency" as to any particular Loan or payment, means Dollars or the Offshore Currency in which it is denominated or payable.

          "Applicable Commitment Fee" at any time means the relevant commitment fee determined from time to time under the Pricing Grid; provided that (i) the initial Applicable Commitment Fee shall be the commitment fee corresponding to Level III on the Pricing Grid until the date that the Administrative Agent is supposed to receive the first financial statements and Compliance Certificate required to be delivered under Section 6.1(a) and Section 6.2(b), and (ii) in the event that the Administrative Agent shall not have received when due any financial statement or Compliance Certificate required to be delivered under Section 6.1(a) and Section 6.2(b), the Applicable Commitment Fee shall be the commitment fee corresponding to Level V on the Pricing Grid until the Administrative Agent has received all such financial statements and Compliance Certificates. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which the Compliance Certificate is received by the Administrative Agent.

          "Applicable Letter of Credit Fee Rate" at any time means the relevant fee rate for Letters of Credit determined from time to time under the Pricing Grid for Revolving Loans; provided that (i) the initial Applicable Letter of Credit Fee Rate shall be the fee rate for Letters of Credit corresponding to Level III on the Pricing Grid for Revolving Loans until the date that the Administrative Agent is supposed to receive the first financial statements and Compliance Certificate required to be delivered under Section 6.1(a) and Section 6.2(b), and (ii) in the event that the Administrative Agent shall not have received when due any financial statement or Compliance Certificate required to be delivered under Section 6.1(a) and Section 6.2(b), the Applicable Letter of Credit Fee Rate shall be the fee rate for Letters of Credit corresponding to Level V on the Pricing Grid for Revolving Loans until the Administrative Agent has received all such financial statements and Compliance Certificates. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which the Compliance Certificate is received by the Administrative Agent

          "Applicable Margin" at any time means the applicable percentage set forth in the Pricing Grid for Loans opposite the then applicable Leverage Ratio as set forth on the most recent Compliance Certificate required to be delivered under Section 6.2(b) provided that in the event the Administrative Agent shall not have received when due any financial statement or Compliance Certificate required to be delivered under Section 6.1(a) and Section 6.2(b), the Applicable Margin for Base Rate Loans or Offshore Rate Loans, as the case may be, shall be the margin for Base Rate Loans or Offshore Rate Loans, as the case may be, corresponding to Level V on the Pricing Grid until the Administrative Agent shall have received all such financial statements and Compliance Certificates; provided, that the Applicable Margin shall be that corresponding to Level III on the Pricing Grid until such time as the Administrative Agent has received the financial statements and Compliance Certificate of Parent and its Subsidiaries for the period ended September 30, 2000. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which the Compliance Certificate is received by the Administrative Agent.

          "Approved Parent Debt" means any unsecured Indebtedness issued by the Parent, the proceeds of which are applied to the prepayment of the Revolving Loans, which in each case (x) has no scheduled payments of principal before the Commitment Termination Date, (y) has no Guaranty Obligation of the Company or any other Subsidiary of the Parent in respect thereof, and (z) has terms and conditions which are acceptable to the Administrative Agent in its reasonable discretion (including terms and conditions with respect to amounts, covenants, defaults, maturities, remedies and, if applicable, subordination).

          "Assignable Credit Exposure" has the meaning specified in Section 3.9.

          "Assignee" has the meaning specified in Section 10.8(a).

          "Assignment and Acceptance" has the meaning specified in Section 10.8(a).

          "Assumed Indebtedness" means Indebtedness of a Person existing at the time such Person became a Subsidiary or assumed by the Company or a Subsidiary in a Permitted Acquisition (and not created or incurred in anticipation of such acquisition).

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Attributable Debt" means as of the date of determination thereof in connection with a Sale and Leaseback Transaction occurring after the Closing Date, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of lessee for rental payments during the then remaining term of any applicable lease.

          "Authorization Letter" means the letter agreement executed by an Eligible Borrower in the form of Exhibit J.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

          "Base Rate" means, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Rate, and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

          "BofA" means Bank of America, N.A., a national banking association.

          "Borrower" means each of the Company, Finance Subsidiary and each Eligible Borrower.

          "Borrower Representative" has the meaning specified in Section 2.19.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to a Credit Party on the same day by one or more Lending Parties under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3, 2.15 or 2.17.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Charlotte or San Francisco or with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements or payment in such Offshore Currency will be made or received hereunder.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means, for any period, without duplication, the sum of:

          (a) the gross amount of capital expenditures of the Company and its Restricted Subsidiaries determined in accordance with GAAP made during such period; and

          (b) to the extent not included in clause (a) above, the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Company and its Restricted Subsidiaries (excluding the portion thereof allocable to interest expense).

          "Capitalized Lease Liabilities" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized lease obligations on a balance sheet of such Person.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any LC Issuer and the Revolving Lenders, as collateral for the applicable Letter of Credit Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such LC Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, each such LC Issuer and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing (to the extent available) deposit accounts at BofA.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "Change of Control" means any of (i) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange
Act) (other than Permitted Holders) at any time of beneficial ownership of thirty percent (30%) or more of the outstanding capital stock of the Parent on a fully-diluted basis, (ii) the failure of individuals who are members of the board of directors of the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors of the Parent or (iii) the failure of the Parent to own 100% of the outstanding capital stock of the Company.

          "Closing Date" means the date hereof, provided that all conditions precedent set forth in Section 4.1 are satisfied or waived by all Required Lenders (or, in the case of Section 4.1(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

          "Commercial Letter of Credit" means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the applicable Credit Party in the ordinary course of business.

          "Commitment" means, as to any Lender, such Lender's commitment to make Loans under this Agreement.

          "Commitment Termination Date" means the earlier to occur of:

          (a) July 25, 2006; and

          (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

          "Company" has the meaning specified in the preamble.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Computation Date" has the meaning specified in Section 2.16(a).

          "Consolidated Debt" means, without duplication the sum of (i) Indebtedness of the Parent, the Company and its Restricted Subsidiaries to the extent set forth on a consolidated balance sheet determined on a consolidated basis in accordance with GAAP plus (ii) Indebtedness of Parent (other than Guaranty Obligations of the Parent relating to Unrestricted Subsidiaries), the Company and its Restricted Subsidiaries of the type referred to in clause (h) of the definition of Indebtedness, plus, without duplication, Attributable Debt which is deemed to be Consolidated Debt pursuant to Section 7.9(a).

          "Consolidated Tangible Assets" means, on any date, the consolidated total assets of the Company and its Restricted Subsidiaries as of the most recently ended Fiscal quarter, determined in accordance with GAAP minus the consolidated intangible assets of the Company and its Restricted Subsidiaries on such date, determined in accordance with GAAP.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
2.1 or Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Currency Calculation Date" means, with respect to any (a) Borrowing, conversion, continuation or payment or prepayment of Offshore Currency Loans, the date of such Borrowing, conversion, continuation, payment or prepayment, as applicable, and (b) outstanding Offshore Currency Loans, any Interest Payment Date relevant thereto, the last Business Day of each month or any additional and more frequent dates as the Administrative Agent may, in its sole discretion or at the direction of the Required Lenders, select from time to time.

          "Credit Documents" means this Agreement, any Notes, the Fee Letters, the Guaranty, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to the Administrative Agent or any Lender in connection with the transactions contemplated by this Agreement.

          "Credit Extension" means a Letter of Credit Advance, Loan, Issuance of a Letter of Credit or participation therein.

          "Credit Party" means any Borrower or any Account Party, as the case may be.

          "Debt Service Dividends" means cash dividends declared and made by the Company to the Parent in such amounts and to the extent necessary to allow the Parent to make any regularly scheduled payment of interest or the payment of principal at maturity in respect of any Approved Parent Debt if and to the extent that such payment is not prohibited at such time by the subordination provisions or other applicable terms of such Approved Parent Debt or any instrument governing such Approved Parent Debt.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disposition" means (i) the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under clauses (a) through (g) and clause (i) of Section 7.2, or (ii) the sale or transfer by the Company or any Restricted Subsidiary of the Company of any equity securities issued by any Restricted Subsidiary of the Company and held by such transferor Person.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Dollar Equivalent" as of the date of determination, means (a) the amount denominated in Dollars, and (b) as to any amount denominated in an Offshore Currency or other currency, the equivalent amount in Dollars as determined by the Administrative Agent on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency or other currency; provided, that with respect to Letter of Credit Obligations in Offshore Currencies that are valued as of the last Business Day of each month, the equivalent amount in Dollars shall be determined by BofA in its capacity as LC Issuer instead of the Administrative Agent.

          "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States or any political subdivision thereof.

          "EBIT" for any period means the consolidated net income (or loss) of the Parent, the Company and the Restricted Subsidiaries for such period plus (to the extent deducted in determining such net income (or loss)) the sum of the following: (i) consolidated interest expense, plus, (ii) consolidated income tax expense, plus (iii) extraordinary losses, minus (iv) extraordinary gains, plus
(v) non-cash charges associated with an announced restructuring or related charge (together, "Non-Cash Restructuring Charges") minus (vi) the actual cash portion of restructuring charges to the extent such charges were considered to be Non-Cash Restructuring Charges in prior periods, in each case determined in accordance with GAAP.

          "EBITDA" for any period means EBIT for such period plus (to the extent deducted in determining the consolidated net income (or loss) of the Parent the Company and the Restricted Subsidiaries for such period) consolidated depreciation, amortization and similar non-cash charges, in each case determined in accordance with GAAP. For the purposes of calculating the financial covenants for any Reference Period, EBIT and EBITDA shall be calculated on a pro forma basis (as certified by the Parent to the Administrative Agent) assuming that all Acquisitions (and Assumed Indebtedness, if any, in connection therewith) and all Dispositions that have occurred during such Reference Period had occurred on the first day of such Reference Period (but without adjustment for expected cost savings or other synergies).

          "Effective Amount" means (i) with respect to any Loans of any type on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans of such type occurring on such date; and (ii) with respect to any outstanding Letter of Credit Obligations on any date, the Dollar Equivalent of the amount of such Letter of Credit Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "Election to Participate" means an Election to Participate executed by an Eligible Borrower and substantially in the form of Exhibit H.

          "Election to Terminate" means an Election to Terminate executed by an Eligible Borrower an substantially in the form of Exhibit I.

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (or its equivalent in other currencies), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or
(iii) a Person of which a Lender is a Subsidiary; and (d) any other entity approved by the Company and the Administrative Agent.

          "Eligible Borrower" means any Wholly-Owned Subsidiary that is a Restricted Subsidiary the capital stock of which has been delivered to the Administrative Agent to the extent required by Section 6.13, and to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Borrower theretofore incurred. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

          "EMU Legislation" means (a) the Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law; or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Company.

          "Environmental Laws" means all federal, national, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

          "Environmental Permits" has the meaning specified in Section 5.12(b).

          "Equivalent Amount" means, as of any Currency Calculation Date, the amount determined by reference to the following table:

--------------------------------------------------------------------------------
IF THE NOTIONAL AMOUNT IS     THE EQUIVALENT AMOUNT        THE EQUIVALENT AMOUNT
DENOMINATED IN:               IN DOLLARS IS:               IN ANOTHER OFFSHORE
                                                           CURRENCY IS:
--------------------------------------------------------------------------------
Dollars                       Such Amount                  The amount of such
                                                           Offshore Currency
                                                           that can be purchased
                                                           with Dollars at the
                                                           Spot Rate for
                                                           Delivery on Currency
                                                           Calculation Date
--------------------------------------------------------------------------------
An Offshore Currency          The amount of Dollars that   The amount of such
                              can be purchased with such   other Offshore
                              Offshore Currency at the     Currency that can be
                              Spot Rate for delivery on    purchased with such
                              Currency Calculation Date    Offshore Currency at
                                                           the Spot Rate for
                                                           delivery on Date
                                                           Currency Calculation
                                                           Date
--------------------------------------------------------------------------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Euro" means the single currency of participating member states of the European Monetary Union.

          "Euro Transition Cutoff Date" means December 31, 2001, or such other date as may be established by EMU Legislation.

          "Eurodollar Reserve Percentage" means, for any day for any Interest Period for Offshore Rate Loans, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender hereunder) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities").

          "Event of Default" means any of the events or circumstances specified in Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934 and regulations promulgated thereunder.

          "Existing IRBs" means any of (i) the $7,200,000 City of Auburn, Indiana Floating/Fixed Rate Economic Development Revenue Bonds, Series 1988 (R.J. Tower Corporation (Indiana) Project), (ii) the $25,000,000 City of Bardstown, Kentucky

Variable Rate Demand Industrial Revenue Bonds, Series 1994 (R.J. Tower Corporation Project) or (iii) the $20,000,000 City of Bardstown, Kentucky Taxable Variable Rate Demand Industrial Revenue Bonds, Series 1995 (R.J. Tower Corporation Project).

          "Existing LC Issuer" means Comerica Bank.

          "Existing Letters of Credit" means the letters of credit issued by the Existing LC Issuer and described in Schedule 2.15; provided that BofA in its capacity as LC Issuer shall have the right at any time to replace the Existing Letters of Credit with new Letters of Credit.

          "Facility" means any of the credit facilities established under this Agreement, i.e., the Revolving Loan Facility or the Term A Facility.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fee Letters" means each of (i) that certain Fee Letter dated as of July 24, 2000 among Bank of America and the Company relating to this Agreement and (ii) that certain Fee Letter dated as of July 24, 200 among The Chase Manhattan Bank and the Company relating to this Agreement.

          "Financial Letter of Credit" means any Standby Letter of Credit which the applicable LC Issuer determines is required under applicable laws, regulations, rules or orders issued by a Governmental Authority to be classified as a financial letter of credit.

          "Foreign Cash Investments" means any investment rated P-1 or A-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, respectively, (i) in direct obligations issued by, or guaranteed by, the government of a country that is a member of the OECD or any agency or instrumentality thereof, provided that such obligations mature within 180 days of the date of acquisition thereof, and (ii) in time deposits or negotiable certificates of deposit or money market securities issued by any commercial banking institution that is a member of an applicable central bank of a country that is a member of the OECD having surplus of at least $500,000,000 in the aggregate at all times, payable on demand or maturing within 180 days of the acquisition thereof; provided that with respect to such time deposits, negotiable certificates of deposit and money market securities, the Required Lenders shall have at any time the right, upon notice to the Company, to reject any such bank as a bank in which such Foreign Cash Investments may be made.

          "Foreign Subsidiary" means each Subsidiary that is not a Domestic Subsidiary.

          "Foreign 956 Subsidiary" means any Subsidiary that is a Foreign Subsidiary where a guaranty of the Obligations by such Subsidiary which would result in a material deemed dividend of its current and accumulated earnings and profits under section 956 of the Code or would result in a material adverse tax consequence under any similar foreign tax law.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

          "FX Trading Office" means the BofA Foreign Exchange Trading Desk in Charlotte, North Carolina, or such other office or source of information as the Administrative Agent may designate with the concurrence of the Company.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means any of (i) the Parent, (ii) the Company, (iii) each Domestic Subsidiary that is not an Unrestricted Subsidiary and (iv) each Foreign Subsidiary that is a Material Subsidiary but is not a Foreign 956 Subsidiary and/or an Unrestricted Subsidiary.

          "Guaranty" means the Guaranty executed by each Guarantor for the benefit of the Administrative Agent for the benefit of the Secured Parties in substantially the form of Exhibit G.

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

          "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "H.15 (519)" has the meaning specified in the definition of "Federal Funds Rate."

          "Honor Date" has the meaning specified in Section 2.15.3(b).

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses incurred, in each case in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided that Indebtedness shall not include sales of Permitted Receivables sold pursuant to Permitted Receivables Purchase Facilities and indemnification, recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "Indemnified Environmental Liabilities" has the meaning specified in
Section 10.5(b).

          "Indemnified Liabilities" has the meaning specified in Section
10.5(a).

          "Indemnified Person" has the meaning specified in Section 10.5.

          "Independent Auditor" has the meaning specified in Section 6.1(a).

          "Ineligible Securities" has the meaning specified in Section 7.7(b).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Coverage Ratio" for any Reference Period means the ratio of
(x) EBITDA for such period to (y) the consolidated interest expense (excluding amortization of deferred financing costs, any interest expense on deferred compensation arrangements and original issue discount) of the Parent, the Company and the Restricted Subsidiaries for such period.

          "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan; provided that, if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and each three months thereafter is also an Interest Payment Date.

          "Interest Period" as to any Offshore Rate Loan means the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date seven days (in the case of Revolving Loans only), or one, two, three, six or, if available to all of the Lenders on such Borrowing Date, twelve months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (iii) no Interest Period for any Revolving Loan shall extend beyond the Commitment Termination Date;

          (iv) no Interest Period for any Term Loan shall extend beyond the Term A Loan Maturity Date; and

          (v) if such Interest Period is seven days, the principal amount of the applicable Offshore Rate Loan, together with all other outstanding Offshore Rate Loans having an original Interest Period of seven days, shall not exceed $20,000,000 in the aggregate.

          "Investment" means, relative to any Person:

          (a) any loan, advance, extension of credit or capital contribution (whether cash or property) made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b) any Contingent Obligation of such Person with respect to any other Person;

          (c) any capital stock, equity interest, securities or other obligations or interests held by such Person in or with respect to any other Person; and

          (d) any Acquisition by such Person with respect to any other Person.

          The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance" means, with respect to any Letter of Credit, the issuance, extension of the expiry of, renewal or increase in the amount of such Letter of Credit. "Issue," "Issued" and "Issuing" have corresponding meanings.

          "Issuance Date" has the meaning specified in Section 2.15.1(a).

          "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Judgment Currency" has the meaning specified in Section 10.19.

          "LC Issuer" means (i) BofA and any other Lenders added upon the mutual consent of the Company and the Administrative Agent, in each case not to be unreasonably withheld, and any such Lender, and (ii) with respect to the Existing Letters of Credit, the Existing LC Issuer.

          "Lead Arranger and Book Manager" means Banc of America Securities, LLC, a Delaware limited liability company.

          "Lender" means any of the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Lender" includes any such institution in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Lender" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

          "Lending Office" means as to any Lender, the office or offices of such Lender specified as its "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as any Lending Party may from time to time notify the Company and the Administrative Agent.

          "Lending Party" means any Lender or LC Issuer, as the case may be.

          "Letter of Credit" means a Commercial Letter of Credit or a Standby Letter of Credit, as the context may require or allow, including the Existing Letters of Credit.

          "Letter of Credit Advance" means each Lender's participation in any Letter of Credit Borrowing under Section 2.15.3.

          "Letter of Credit Amendment Application" means an application form for amendment of outstanding Standby Letters of Credit or Commercial Letters of Credit as shall at any time be in use at the applicable LC Issuer, as such LC Issuer shall request.

          "Letter of Credit Application" means an application form for issuances of Standby Letters of Credit or Commercial Letters of Credit as shall at any time be in use at the applicable LC Issuer, as such LC Issuer shall request.

          "Letter of Credit Borrowing" means each drawing under any Letter of Credit that is not reimbursed under Section 2.15.3 or converted into a Borrowing of Revolving Loans under Section 2.15.3.

          "Letter of Credit Commitment" has the meaning specified in Section 2.15.1.

          "Letter of Credit Commitment Amount" means the lesser of (a) $100,000,000 and (b) the Total Revolving Commitment Amount.

          "Letter of Credit Obligations" means the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all unreimbursed drawings under all Letters of Credit, whether or not outstanding, including all outstanding Letter of Credit Borrowings.

          "Letter of Credit Related Document means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable LC Issuer's standard form documents for letter of credit Issuance.

          "Leverage Ratio" for any Reference Period means the ratio of (x) Consolidated Debt of the Parent, the Company and the Restricted Subsidiaries on the last day of such period to (y) EBITDA for such period.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility.

          "Loan" means an extension of credit by a Lending Party to a Credit Party under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan), and includes any Term A Loan, Revolving Loan or Swingline Loan.

          "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Restricted Subsidiary to perform under any Credit Document and to avoid any Event of Default in each case with respect to a payment or other material obligation; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Restricted Subsidiary of any Credit Document.

          "Material Subsidiary" means at any time any Subsidiary of the Company which, together with its Subsidiaries, has either (i) at least 10% of the consolidated total assets of the Company and its Subsidiaries or (ii) at least 10% of the consolidated total revenues of the Company and its Subsidiaries for the last full fiscal year.

          "Minimum Amount" means with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

-------------------------------------------------------------------------------------------------------------
TYPE OF ACTION                        MINIMUM AMOUNT                      MULTIPLES IN EXCESS THEREOF
-------------------------------------------------------------------------------------------------------------
Borrowing of, prepayment of, or       $3,000,000                          $500,000
conversion into, Base Rate Loans
-------------------------------------------------------------------------------------------------------------
Borrowing of, prepayment of,          $5,000,000                          $1,000,000
continuation of, or Conversion
into, Dollar-denominated Offshore
Rate Loans
-------------------------------------------------------------------------------------------------------------
Borrowing of, prepayment of,          Lesser of (a) Equivalent Amount     Lesser of (a) Equivalent Amount
Continuation of, or Conversion        of $5,000,000 and (b) 3,000,000     of $500,000 and (b) 1,000,000
into, Offshore Currency Loans         units of Offshore Currency          units of Offshore Currency
-------------------------------------------------------------------------------------------------------------
Borrowing of Swingline Loans          $1,000,000 for Dollar denominated   $250,000 or 250,000 units of
                                      Swingline Loans or 500,000 units    Offshore Currency
                                      of Offshore Currency
-------------------------------------------------------------------------------------------------------------
Letter of Credit Action               $100,000 or for Letters of Credit   None
                                      denominated in Offshore Currency,
                                      the lesser of (a) Equivalent Amount
                                      of $100,000 and (b) 100,000 units
                                      of Offshore Currency
-------------------------------------------------------------------------------------------------------------
Reduction in Commitments              $5,000,000                          $1,000,000
-------------------------------------------------------------------------------------------------------------
Assignments                           $5,000,000                          $1,000,000
-------------------------------------------------------------------------------------------------------------

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NCU" means the national currency unit (other than the Euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead the Euro.

          "Net Worth" on any date means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries on such date.

          "Non-Financial Letter of Credit" means any Standby Letter of Credit that is not a Financial Letter of Credit.

          "Note" means a Revolving Note, a Swingline Note, or a Term Note, as the context may require or allow.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Credit Document owing by any Credit Party to any Lending Party, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OECD" has the meaning specified in the definition of "Eligible Assignee."

          "Offshore Currency" means, at any time Euro, the Japanese yen, the British pound sterling, the Canadian dollar or such other currency as is acceptable to the Administrative Agent and the Lenders in accordance with
Section 2.16(e).

          "Offshore Currency Loan" means any Loan that is an Offshore Rate Loan denominated in an Offshore Currency.

          "Offshore Currency Sublimit" means the Dollar Equivalent of $500,000,000.

          "Offshore Rate" means, for any Borrowing of Offshore Rate Loans for any Interest Period, (i) with respect to Offshore Rate Loans in Dollars, the rate of interest per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent as the rate at which deposits in U.S. Dollars in the approximate amount of the Offshore Rate Loan of BofA included in such Borrowing (or, if BofA does not have a Loan included in such Borrowing, in the amount of U.S. $5,000,000), and having a maturity comparable to such Interest Period, are offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated by BofA) to major banks in the offshore interbank market at approximately 9:00 a.m. (San Francisco time) two Business Days prior to the commencement of such Interest Period; or (ii) with respect to Offshore Currency Loans, the rate of interest per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent as the rate at which deposits in such Offshore Currency in the approximate amount of the Offshore Rate Loan of Bank of America included in such Borrowing (or, if BofA does not have a Loan included in such Borrowing, in a Dollar Equivalent amount, rounded to a convenient number of approximately U.S. $5,000,000), and having a maturity comparable to such Interest Period, are offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated by BofA) to major banks in the offshore interbank market at approximately 9:00 a.m. (San Francisco time) two Business Days prior to (or on such other date as is customary in the relevant offshore interbank market) the commencement of such Interest Period.

     The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage such that the "Offshore Rate" shall be the rate set forth above divided by one minus the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Original Currency" has the meaning specified in Section 10.19.

          "Original Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 23, 1999 (as amended or modified from time to time).

          "Originating Lender" has the meaning specified in Section 10.8(d).

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

          "Outstanding Obligations" means, as of any date, and giving effect to making any Credit Extensions requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal Equivalent Amount of all Loans, and (ii) the Equivalent Amount of all Letter of Credit Advances, and (b) when reference is made to one Lender, the sum of (i) the aggregate outstanding principal Equivalent Amount of all Loans made by such Lender, and (ii) such Lender's ratable participation in all Letter of Credit Advances.

          "Parent" means Tower Automotive, Inc., a Delaware corporation.

          "Participant" has the meaning specified in Section 10.8(d).

          "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Acquisition" means an Acquisition (i) that has been approved by the board of directors of each of the subject Persons, (ii) in which the Person or Persons other than the Company and its Subsidiaries that are subject to such Acquisition are in substantially the same or related line of business as the Company and will become a Restricted Subsidiary of the Company, and (iii) after giving pro forma effect to which, would not give rise to a Default or an Event of Default and the Borrowers would be able to incur $1 of Permitted Additional Indebtedness.

          "Permitted Additional Indebtedness" means Indebtedness of the Company which, after giving pro forma effect to the creation, assumption or incurrence thereof, would not constitute a Default or Event of Default.

          "Permitted Holders" means collectively, Onex Corporation and its Subsidiaries, J2R Partners, S.A. Johnson, Scott D. Rued, Dugald K. Campbell, James R. Lozelle and W. H. Clement.

          "Permitted Liens" has the meaning specified in Section 7.1.

          "Permitted Receivables" means all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

          "Permitted Receivables Purchase Facility" means any agreement of the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels; provided that the aggregate gross proceeds received by the Company and its Restricted Subsidiaries from the sale of Permitted Receivables cannot exceed $100,000,000.

          "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and
(b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 8.1(a)).

          "Permitted Unconsolidated Venture" means a Person not constituting a Subsidiary of the Company which person is not engaged in any business other than that permitted for the Borrowers and their Subsidiaries under Section 7.13.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pricing Grid" means the applicable pricing grid set forth in Schedule 2.9.

          "Pro Rata Share" means, as to any Lender, (a) in respect of a particular Loan and/or Commitment, (i) at any time at which the Commitments in respect of such Loan remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment in respect of such Loan divided by the combined Commitments in respect of such Loan, and (ii) after the termination of the Commitments in respect of such Loan, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount outstanding of such Loans held by such Lender divided by the aggregate principal amount outstanding of such Loans held by all Lenders, and (b) in respect of all Loans and/or Commitments, (i) at any time at which the Aggregate Commitment (or any portion thereof) remains outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitments in respect of all Loans divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans (including such Lender's ratable share of outstanding Swing Line Loans and L/C Obligations) divided by the aggregate principal amount of the outstanding Loans and L/C Obligations of all of the Lenders.

          "Quoted Rate" means the interest rate as may be agreed upon from time to time by the Company and the Swingline Lender.

          "Reference Period" on any date means the four fiscal quarter period then or most recently ended.

          "Refinancing Indebtedness" means Indebtedness created or incurred for the purpose of refinancing Indebtedness, provided that (i) the final maturity of such Refinancing Indebtedness shall not be earlier than that of the Indebtedness refinanced, (ii) the weighted average life of such Refinancing Indebtedness shall not be less than that of the Indebtedness refinanced, (iii) the aggregate principal amount of such Refinancing Indebtedness does not exceed that of the Indebtedness refinanced plus any premium payable in connection with such refinancing pursuant to the terms of such Indebtedness so refinanced, (iv) any Liens securing Refinancing Indebtedness do not extend to any property other than that which secured the Indebtedness refinanced; and (v) if the refinanced Indebtedness is Subordinated Indebtedness, such Refinancing Indebtedness is also Subordinated Indebtedness.

          "Replacement Lender" has the meaning specified in Section 3.9.

          "Reportable Event" means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required Lenders" means at any time Lenders then holding more than 50% of the then aggregate unpaid principal amount of the Loans, or, if no amounts are outstanding, Lenders then having more than 50% of the aggregate amount of the Commitments.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (unless otherwise noted, all times are Charlotte, North Carolina time (standard or daylight):

--------------------------------------------------------------------------------
TYPE OF ACTION                TIME                    DATE OF ACTION
--------------------------------------------------------------------------------
Delivery of Request for
Extension of Credit for, or
notice for:
--------------------------------------------------------------------------------
Borrowing of, prepayment      11:00 a.m.           Same date as such Borrowing,
of, Conversion into, Base                          prepayment or Conversion
Rate Loans
--------------------------------------------------------------------------------
Borrowing of, prepayment      11:00 a.m.           3 Business Days prior to such
of, Continuation of, or                            borrowing, prepayment,
Conversion into, Dollar-                           Continuation or Conversion
denominated  Offshore Rate
Loans
--------------------------------------------------------------------------------
Borrowing of, prepayment      11:00a.m.            4 Business Days prior to such
of, Continuation of, or                            Borrowing, prepayment,
Conversion into, Offshore                          Continuation or Conversion
Currency Loans
--------------------------------------------------------------------------------
Requests for new Offshore     11:00 a.m.           10 Business Days prior to
Currencies                                         proposed Borrowing
--------------------------------------------------------------------------------
Borrowing of Swingline        2:30 p.m.*           Same date as such Borrowing*
Loans in Dollars
--------------------------------------------------------------------------------
Borrowing  of  Swingline      11:00 a.m.*          Same date as such Borrowing*
Loans in a currency other
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
than Dollars
--------------------------------------------------------------------------------
Prepayment of Swingline       3:00 p.m.            Same date as such prepayment
Loans
--------------------------------------------------------------------------------
Letter of Credit Action       10:00 a.m.           2 Business Days prior to such
                                                   action
--------------------------------------------------------------------------------
Payments  by Lenders or       11:00 a.m.           On date payment is due
Borrower to Administrative
Agent
--------------------------------------------------------------------------------
     *With respect to any Borrowing utilizing a foreign branch bank of the Swingline Lender, such time shall be the local time of such foreign branch bank.

          "Responsible Officer" means the chief executive officer or the president or a vice president of a Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the assistant treasurer of a Person, or any other officer having substantially the same authority and responsibility. Unless the context otherwise clearly requires, references herein to a "Responsible Officer" refer to a Responsible Officer of the Company.

          "Restricted Foreign Subsidiary" means each Foreign Subsidiary that is a Restricted Subsidiary.

          "Restricted Subsidiary" means each Subsidiary of the Borrowers other than an Unrestricted Subsidiary provided that an Unrestricted Subsidiary may be converted into a Restricted Subsidiary upon at least 15 days prior written notice from the Company to the Administrative Agent to such effect, which notice shall set forth computations demonstrating that the provisions of Section 7.15 would have been complied with on a pro forma basis as of the end of the Test Period last ended if such conversion had occurred on the first day of such Test Period, it being understood and agreed that an Unrestricted Subsidiary that is converted into a Restricted Subsidiary pursuant to the foregoing proviso shall not be eligible to be converted back into an Unrestricted Subsidiary.

          "Revolver Pro Rata Share" means with respect to any Revolving Lender, such Lenders Pro Rata Share in respect of the Total Revolving Commitment.

          "Revolving Commitment" has the meaning specified in Section 2.1.

          "Revolving Lender" means each Lender having a Revolving Commitment hereunder.

          "Revolving Loan" has the meaning specified in Section 2.1.

          "Revolving Loan Facility" means the credit facility under this Agreement evidenced by the Revolving Commitments.

          "Revolving Note" means a promissory note in substantially the form of Exhibit F-1.

          "R.J. Tower (IN)" means R.J. Tower Corporation, an Indiana corporation and a Subsidiary of the Company.

          "R.J. Tower (KY)" means R.J. Tower Corporation, a Kentucky corporation and a Subsidiary of the Company.

          "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

          "Scheduled Term A Repayments" means, with respect to the principal payments on the Term A Loans for each date set forth below, the amount equal to the percentage of Term A Loans made on the Closing Date set forth opposite thereto, as reduced from time to time pursuant to Section 2.7:

          Scheduled Term A Repayments

          Date              Repayment
          ----              ---------
          09/30/00          $0
          12/31/00          $0
          03/31/01          $0
          06/30/01          $0
          09/30/01          $0
          12/31/01          $0
          03/31/02          $0
          06/30/02          $20,000,000
          09/30/02          $17,500,000
          12/31/02          $17,500,000
          03/31/03          $17,500,000
          06/30/03          $17,500,000
          09/30/03          $17,500,000
          12/31/03          $17,500,000
          03/31/04          $17,500,000
          06/30/04          $17,500,000
          09/30/04          $17,500,000
          12/31/04          $17,500,000
          03/31/05          $17,500,000
          06/30/05          $17,500,000
          09/30/05          $23,750,000
          12/31/05          $23,750,000
          03/31/06          $23,750,000

          06/30/06          $0
          07/14/06          $23,750,000

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Secured Parties" means, collectively, the Administrative Agent, each LC Issuer, the Swap Providers, the Lenders and any other Person entitled to indemnification pursuant to Section 10.5.

          "Senior Notes" means those certain 9.25% Senior Notes due 2010 of the Company.

          "Solvent" means, as to any Person at any time, that (a) the fair value of the property (on a going concern basis) of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property (on a going concern basis) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Specified Swap Amount" means, at any time, in respect of Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

          "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company or any Foreign Subsidiary of the Company and any Swap Provider which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Company or such Foreign Subsidiary is not later than the Commitment Termination Date.

          "Spot Rate" for a currency means the rate quoted (expressed as a decimal, rounded to the fourth decimal place) to the Administrative Agent as the spot rate for the purchase of such currency with another currency through the FX Trading Office at approximately 10:00 a.m. (Charlotte time) on the date two Business Days prior to the date as of which the foreign exchange settlement is made.

          "Standby Letter of Credit" means a Letter of Credit other than a Commercial Letter of Credit.

          "Subordinated Indebtedness" means unsecured indebtedness of the Company which is subordinated in right of payment to the Obligations and which contains terms and conditions which are acceptable to the Administrative Agent, the Required Lenders in their reasonable discretion, (including terms and conditions with respect to amounts, maturities, covenants, defaults, remedies and subordination).

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. Notwithstanding anything else herein to the contrary, Changchun Tower Golden Ring Automotive Products, Ltd. shall not be considered a Subsidiary.

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Provider" means any Lender, or any Affiliate of any Lender, that is at the time of determination party to a Swap Contract with the Company or any Foreign Subsidiary.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender.)

          "Swingline Commitment Amount" has the meaning specified in Section 2.14(a).

          "Swingline Lender" means BofA.

          "Swingline Loan" has the meaning specified in Section 2.14(a).

          "Swingline Note" means a promissory note in substantially the form of Exhibit F-2.

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lending Party and the Administrative Agent, respectively, franchise taxes and taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lending Party or the Administrative Agent, as the case may be, is organized or maintains a lending office.

          "Temporary Cash Investments" means any investment (i) in direct obligations issued by, or guaranteed by, the United States of America or any agency or instrumentality thereof, provided that such obligations mature within 180 days of the date of acquisition thereof, (ii) in time deposits or negotiable certificates of deposit or money market securities issued by any bank or branch having surplus of at least $500,000,000 in the aggregate at all times, payable on demand or maturing within 180 days of the acquisition thereof; provided that with respect to such time deposits, negotiable certificates of deposit and money market securities, the Required Lenders shall have at any time the right, upon notice to the Company, to reject any such bank as a bank in which such Temporary Cash Investments may be made, and (iii) investments in commercial paper rated P1 or A1 by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, respectively, and maturing not more than 180 days from the date of creation thereof.

          "Term A Commitment" means, with respect to any Term A Lender, the principal amount set forth opposite such Lender's name on Schedule 2.2 hereto or in any Assignment and Assumption Agreement under the caption "Amount of Term A Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "Term A Commitments" means such commitments collectively, which commitments equal $325,000,000 in the aggregate as of the date hereof.

          "Term A Facility" means the credit facility under this Agreement evidenced by the Term A Commitments and the Term A Loans.

          "Term A Lender" means any Lender which has a Term A Commitment or is owed a Term A Loan (or a portion thereof).

          "Term A Loan" and "Term A Loans" have the meanings assigned to those terms in Section 2.1(b).

          "Term A Note" means a promissory note substantially in the form of Exhibit F-3.

          "Term A Pro Rata Share" means, when used with reference to any Term A Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term A Lender's then outstanding Term A Loan and the denominator of which shall be all then outstanding Term A Loans.

          "Term A Loan Maturity Date" means July 25, 2006.

          "Term Lender" means a Term A Lender.

          "Term Loan" means the Term A Loans.

          "Term Note" means a Term A Note.

          "Test Period" means any period to which the provisions of Section 7.15 apply.

          "Total Revolving Commitment Amount" means Eight Hundred Twenty Five Million Dollars ($825,000,000), as reduced from time to time pursuant to Section
2.5 or 2.7.

          "Type" has the meaning specified in the definition of "Loan."

          "UCC" means the Uniform Commercial Code as in effect in the State of New York.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "Unrestricted Subsidiary" means each Subsidiary (x) so designated pursuant to Section 10.20 hereof, or(y) first acquired or created after the Closing Date by another Unrestricted Subsidiary created or acquired in compliance with the provisions of this Agreement provided that the provisions of Section 10.20 are not breached in connection with such acquisition or creation.

          "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares and/or other nominal amounts of shares that are required to be held by Persons other than the Company (or its other Wholly-Owned Subsidiaries, as applicable) under Requirements of Law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.2 Other Interpretive Provisions. (a) (i) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. -

          (ii) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (b) (i) The term "including" is not limiting and means "including without limitation."

          (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (iii) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (iv) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (c) Unless the context otherwise clearly requires, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) references to any Person shall be deemed to include such Person's successors and assigns, but only to the extent such succession or assignment is not prohibited by the terms of any Credit Document, and (iv) reference to a Person in a particular capacity shall be deemed to exclude such Person in any other capacity or individually.

          (d) If there is any conflict between this Agreement and any other Credit Document, this Agreement and such other Credit Document shall be construed and interpreted, if possible, to avoid or minimize such conflict, but to the extent of any remaining conflict this Agreement shall prevail and control.

          (e) This Agreement and the other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (f) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lending Parties or the Administrative Agent merely because of the Administrative Agent's or Lending Parties' involvement in their preparation.

     1.3  Accounting Matters.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that all computations determining compliance with Article VII, including the definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare the December 31, 1999 financial statements delivered to the Administrative Agent and described in
Section 5.11, but shall not give effect to purchase accounting adjustments required or permitted by APB 16 and APB 17 or interpretations thereof. For purposes of Article VII and the financial terms set forth herein, whenever reference is made to a determination which is required to be made on a consolidated basis (whether in accordance with GAAP or otherwise) for the Parent and its Restricted Subsidiaries or for Company and its Subsidiaries (other than Unrestricted Subsidiaries), such determination shall be made as if each Unrestricted Subsidiary were not part of the consolidated group.

          In addition, if after the date hereof there is any change in GAAP which the Required Lenders or the Company determines has an adverse effect upon the utility of financial covenants or other provisions as a measure of the Company's financial condition or operating performance, then for a period of thirty (30) days following notice (x) in the case of the Company, to the Administrative Agent and (y) in the case of the Required Lenders from the Administrative Agent to the Company, the parties shall negotiate in good faith regarding appropriate amendments to this Agreement to eliminate the effect of such change; provided that, if no such agreement is reached within such period, GAAP shall mean GAAP as in effect immediately prior to the effectiveness of such change.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company; and references to a particular fiscal year (for example, the 1999 fiscal year) shall be deemed to refer to the fiscal year ending in such specified calendar year.

     1.4 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined as set forth in the definition of Dollar Equivalent.

                                   ARTICLE II
                                  THE CREDITS

     2.1  Commitments.

          (a) Revolving Commitments. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans in Dollars or in an Offshore Currency to a Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date, in an aggregate Equivalent Amount not to exceed at any time outstanding such Revolving Lender's Revolver Pro Rata Share of the Total Revolving Commitment Amount less the Effective Amount of all outstanding Revolving Loans (after giving effect to the Revolving Loans (including for purposes hereof Swingline Loans) made on such Business Day) less the Effective Amount of all outstanding Letter of Credit Obligations (after giving effect to the Letters of Credit Issued on such Business Day). The commitment of each Revolving Lender described in this Section 2.1(a) is herein referred to as such Revolving Lender's "Revolving Commitment" and, with respect to any Revolving Lender, means the principal amount set forth opposite such Revolving Lender's name on Schedule 2.1 hereto (or as set forth in any applicable Assignment and Acceptance Agreement) as such commitment may have been or may hereafter be adjusted pursuant to the terms of this Agreement. Within the limits of each Revolving Lender's Revolving Commitment, and subject to the other terms and conditions hereof, any Borrower may borrow Revolving Loans under this Section 2.1, prepay under Section 2.6 and reborrow Revolving Loans under this Section
2.1. All Credit Extensions denominated in an Offshore Currency shall not at any time exceed the Offshore Currency Sublimit.

          (b) Term A Loans. Each Term A Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth herein, to make a loan in Dollars (each such loan, a "Term A Loan" and collectively, the "Term A Loans") to the Company on the Closing Date in an aggregate principal amount equal to the Term A Commitment of such Term A Lender. The Term A Loans shall be incurred by the Company pursuant to a single drawing, which shall be on the Closing Date. Each Term A Lender's Term A Commitment shall expire immediately and without further action on the Closing Date if the Term A Loans are not made on the Closing Date. No amount of a Term A Loan which is repaid or prepaid by the Company may be reborrowed hereunder.

     2.2  Loan Accounts and Notes.

          (a) The Loan Accounts. The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records reasonably maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to a Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of a Borrower hereunder to pay any amount owing with respect to the Loans.

          (b) The Notes. Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each such Lender is irrevocably authorized by the Borrowers to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to such Lender.

     2.3  Procedure for Borrowing.

          (a) Each Borrowing of Loans shall be made upon the Borrower Representative's irrevocable (except in the circumstances described in Sections 2.16(b), 3.2, 3.3 or 3.5 as provided therein) written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent not later than the Requisite Time therefor) specifying:

          (1) the amount of the Borrowing, which (other than Base Rate Loans made pursuant to Section 2.15.3(c) or 2.16(d)) shall be in a Minimum Amount;

          (2) the requested Borrowing Date, which shall be a Business Day;

          (3) the Type of Loans comprising the Borrowing;

          (4) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month;

          (5) if a Revolving Loan comprised of Offshore Currency Loans, the Applicable Currency; and

          (6) the identity of the Borrower.

          (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Pro Rata Share of the related Borrowing. In the case of a Borrowing of Loans comprised of Offshore Currency Loans, such notice will provide the amount of each Lender's Pro Rata Share of such Borrowing, and the Administrative Agent will, upon the determination of the Dollar Equivalent amount of such Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact Dollar Equivalent amount of such Lender's Pro Rata Share of such Borrowing. The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with Section 2.16.

          (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the relevant Borrower at the Administrative Agent's Payment Office on the Borrowing Date requested by the Borrower in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 10:00 a.m. (Charlotte time) and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may specify, in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the applicable Borrower by the Administrative Agent at such office by crediting the account of the requesting Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than twelve different Interest Periods in effect.

     2.4  Conversion and Continuation Elections.

          (a) The Borrower Representative may, upon irrevocable (except in the circumstances described in Section 3.2, 3.3 or 3.5 as provided therein) written notice to the Administrative Agent on behalf of the applicable Borrower in accordance with Section 2.4(b):

               (i) elect, as of the last day of the applicable Interest Period, to convert any Offshore Rate Loans (or any part thereof in a Minimum Amount) into Base Rate Loans; or

               (ii) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of an applicable Interest Period, in the case of Offshore Rate Loans expiring on such last day, to (A) convert such Loans (or any part thereof in an amount not less than the Minimum Amount) into Offshore Rate Loans, or (B) if such Loans are Offshore Rate Loans, continue such Loans (or any part thereof in a Minimum Amount) as Offshore Rate Loans;

provided that if, at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Minimum Amount, such Offshore Rate Loans shall,
(y) in the case of Dollar denominated Loans, automatically convert into Base Rate Loans, and on and after such date the right of the applicable Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate and (z) in the case of non-Dollar denominated Loans, automatically convert to Offshore Rate Loans with an interest period of one month and on and after such date, the right of the applicable Borrower to continue such Loans as Offshore Rate Loans with an interest period longer than one month shall terminate.

          (b) The Borrower Representative shall deliver a Notice of Conversion/ Continuation to be received by the Administrative Agent not later than the Requisite Time, specifying:

          (1) the proposed Conversion/Continuation Date;

          (2) the aggregate amount of Loans to be converted or continued;

          (3) the Type of Loans resulting from the proposed conversion or continuation;

          (4) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period;

          (5) in the case of Revolving Loans, the Applicable Currency; and

          (6) the identity of the Borrower.

          If, upon the expiration of any Interest Period applicable to Offshore Rate Loans (other than Offshore Currency Loans), the relevant Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Event of Default then exists, the relevant Borrower shall be deemed to have elected to convert such Offshore Rate Loans denominated in Dollars into Base Rate Loans and such

Offshore Rate Loans which are not denominated in Dollars into Offshore Rate Loans with an interest period of one month, in each case, effective as of the expiration date of such Interest Period. Except as provided in Section 2.16(c), Loans may only be converted into or continued as Loans denominated in the same currency as originally borrowed.

          (c) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower Representative, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (d) Unless the Required Lenders otherwise consent, during the existence of an Event of Default, no Borrower may elect to have a Loan denominated in Dollars converted into or continued as an Offshore Rate Loan.

          (e) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than twelve different Interest Periods in effect.

     2.5 Voluntary Termination or Reduction of Revolving Commitments. The Borrowers may, upon not less than three Business Days' prior notice to the Administrative Agent (which shall give notice thereof to the Lending Parties) by the Borrower Representative on behalf of the Borrowers, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments in a Minimum Amount; unless, after giving effect thereto and to any prepayments of relevant Loans made on the effective date thereof, the Effective Amount of all outstanding Revolving Loans (including for purposes hereof the Swingline Loans) plus the Effective Amount of all outstanding Letter of Credit Obligations would exceed the amount of the Revolving Commitments then in effect. Once reduced in accordance with this Section 2.5, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Revolving Lender according to its Pro Rata Share. All accrued commitment fees to the effective date of any reduction or termination of the Revolving Commitments shall be paid on the effective date of such reduction or termination.

     2.6 Optional Prepayments. Subject to Section 3.4, any Borrower may, at any time or from time to time, and in the case of Offshore Rate Loans upon not less than three Business Days' irrevocable notice to the Administrative Agent by the Borrower Representative on behalf of such Borrower, ratably prepay Loans in whole or in part, in a Minimum Amount. Such notice of prepayment shall specify the date and amount of such prepayment, the Type(s) and, in the case of Revolving Loans, the Applicable Currency of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's ratable share of such prepayment. If such notice is given by the Borrower Representative, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein and, in the case of any prepayment of Offshore Rate Loans together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4. Any optional prepayment of the Term A Loans shall be applied to the Scheduled Term A Repayments in the inverse order of maturity.

     2.7  Repayment.

          (a) The Revolving Credit. The Borrowers shall jointly and severally repay to the Revolving Lenders on the Commitment Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

          (b) The Swingline. The Borrowers shall repay the Swingline Loans on demand.

          (c) Scheduled Term A Repayments. The Borrowers shall cause to be paid Scheduled Term A Repayments on the Term A Loans until the Term A Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term A Repayments to the extent that prepayments have not previously been applied to such Scheduled Term A Repayments (and such Scheduled Term A Repayments have not otherwise been reduced) pursuant to the terms hereof. Payments to be made pursuant to this Section 2.7(c) shall be paid as set forth in Section 2.11(a). The Borrowers shall repay to the Term A Lenders the aggregate remaining principal amount of the Term A Loan outstanding on the Term A Loan Maturity Date.

     2.8  Interest.

          (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the relevant Borrower's right to convert to other Types of Revolving Loans under
Section 2.4), plus the Applicable Margin. Swingline Loans shall bear interest on the principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Quoted Rate.

          (b) Each Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the relevant Borrower's right to convert to other Types of Term Loans under Section 2.4), plus the Applicable Margin.

          (c) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment or repayment of Offshore Rate Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid or repaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request of the Required Lenders.

          (d) Notwithstanding Section 2.8(a), upon notice to the Borrower Representative by the Administrative Agent at the request of the Required Lenders either (i) while any Event of Default exists or (ii) after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans plus the Offshore Rate or Base Rate (as applicable) and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of such notice, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin, plus 2%.

          (e) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

     2.9 Commitment Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender pro rata according to its Revolver Pro Rata Share, a commitment fee equal to the Applicable Commitment Fee times the actual daily amount by which the Total Revolving Commitment Amount exceeds the Outstanding Obligations (with Outstanding Obligations determined without regard to outstanding Swingline Loans). The commitment fee shall accrue at all times from the Closing Date until the Commitment Termination Date and shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the first such quarterly date to occur following the Closing Date through the Commitment Termination Date, with the final payment to be made on the Commitment Termination Date. If there is any change in the Applicable Commitment Fee during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Commitment Fee separately for each period during such quarter that such Applicable Commitment Fee was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Article IV are not met.

     2.10 Computation of Fees and Interest.

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each reasonable determination of an interest rate or a Dollar Equivalent by the Administrative Agent shall be conclusive and binding on the Credit Parties and the Lending Parties in the absence of manifest error.

     2.11 Payments by Credit Parties.

          (a) All payments to be made by any Credit Party shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Credit Party shall be made to the Administrative Agent for the account of the Lending Parties at the Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars and in each case, in immediately available funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be reasonably determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal lending procedures in the place of payment and (ii) in the case of any Dollar payments no later than the Requisite Time. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share of such payment in like funds as received. Any payment received by the Administrative Agent later than the applicable time set forth above shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the Euro or an NCU may be paid within a country in either the Euro or the NCU of that country by crediting the account of the creditor in that country, payments may be made in either the Euro or such NCU.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Borrower Representative on behalf of a Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such

Lender. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.12 Payments by the Lenders to the Administrative Agent.

          (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the relevant Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate (or in the case of non-Dollar denominated Loans, the Administrative Agent's cost of funds with respect thereto) for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the relevant Borrower of such failure to fund and, upon demand by the Administrative Agent, the relevant Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.13 Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the



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


other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.

     2.14 Swingline Loans.

          (a) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion (subject to Section 2.14(b)), make swingline loans in Dollars or such other currency as may be agreed to by the Administrative Agent (each such loan, a "Swingline Loan") to the Borrowers on any Business Day during the period from the Closing Date to the Commitment Termination Date in accordance with the procedures set forth in this Section 2.14 in an aggregate Dollar Equivalent principal amount at any one time outstanding not to exceed the lesser of (x) the aggregate available amount of the Revolving Commitments and
(y) $60,000,000 (the "Swingline Commitment Amount"), notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans and its Revolver Pro Rata Share of Letter of Credit Obligations, may exceed the Swingline Lender's Revolver Pro Rata Share of the aggregate amount of the Revolving Commitments; provided that at no time shall the sum of (i) the Effective Amount of all outstanding Revolving Loans (including for the purposes hereof Swingline Loans) plus (ii) the Effective Amount of all Letter of Credit Obligations exceed the Total Revolving Commitment Amount. Upon the approval of the Administrative Agent, the Swingline Commitment Amount may be subdivided, from time to time, into commitments of one or more specified branches of the Swingline Lender so that Swingline Loans may be made available by the Swingline Lender through such branch in local currencies and at local times in an aggregate amount for such branch not to exceed its designated portion of the Swingline Commitment Amount, provided that the aggregate of such subdivided commitments shall not exceed the Swingline Commitment Amount. Subject to the other terms and conditions hereof, a Borrower may borrow under this
Section 2.14(a), prepay pursuant to Section 2.14(d) and reborrow pursuant to this Section 2.14(a) from time to time; provided that the Swingline Lender shall not be obligated to make any Swingline Loan.

          (b) The Borrower Representative shall provide the Administrative Agent and the Swingline Lender irrevocable written notice (or notice by a telephone call confirmed promptly by facsimile) of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender prior to the Requisite Time (with a copy to the Administrative Agent)) specifying (i) the amount to be borrowed and the currency requested, (ii) the identity of the Borrower, and
(iii) the requested Borrowing Date, which must be a Business Day. Upon receipt of such notice, the Swingline Lender will promptly confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the relevant Borrower and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Swingline Lender on the proposed Borrowing Date that it may make available to the relevant Borrower the amount of the requested Swingline Loan, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of the requested Swingline Loan available to the relevant Borrower by crediting the account of the relevant Borrower on the books of BofA with the amount of such Swingline Loan. The Administrative Agent will not so notify the Swingline Lender if the Administrative Agent has knowledge that (A) the limitations set forth in the proviso set forth in the first sentence of Section 2.14(a) are being violated or would be violated by such Swingline Loan or (B) one or more conditions specified in Article IV is not then satisfied. Each Swingline Loan shall be in a Minimum Amount.

          (c) Principal of and accrued interest on each Swingline Loan shall be due and payable (i) on demand made by the Swingline Lender at any time upon one Business Day's prior notice to the relevant Borrower furnished at or before the Requisite Time, and (ii) in any event on the Commitment Termination Date. Interest on Swingline Loans shall be for the sole account of the Swingline Lender (except to the extent that the other Lenders have funded the purchase of their respective participations therein pursuant to Section 2.14(e)).

          (d) A Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swingline Loan, without incurring any premium or penalty; provided that

              (i) each such voluntary prepayment shall require prior written notice given to the Administrative Agent and the Swingline Lender no later than the Requisite Time on the day on which the relevant Borrower intends to make a voluntary prepayment, and

              (ii) each such voluntary prepayment shall be a Minimum Amount (or the aggregate outstanding principal amount of all Swingline Loans then outstanding).

          Voluntary prepayments of Swingline Loans shall be made by the relevant Borrower to the Swingline Lender at such office as the Swingline Lender may designate by notice to the Borrower Representative from time to time. All such payments shall be made as set forth in Section 2.11(a) no later than the Requisite Time (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swingline Lender will promptly notify the Administrative Agent of the amount of each prepayment of Swingline Loans.

          (e) If (i) any Swingline Loan shall remain outstanding at 11:00 a.m. (Charlotte time) on the Business Day immediately prior to a Business Day on which Swingline Loans are due and payable pursuant to Section 2.14(c) and by such time on such Business Day the Administrative Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that Revolving Loans be made pursuant to Section 2.1 on such following Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor (B) any other notice indicating the relevant Borrower's intent to repay such Swingline Loans with funds obtained from other sources, or
(ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Loans, then the Administrative Agent shall be deemed to have received a Notice of Borrowing from the relevant Borrower pursuant to Section 2.3 requesting that Base Rate Loans be made pursuant to Section 2.1 on the following Business Day in a Dollar Equivalent amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in Section 2.3(c) shall be followed in making such Base Rate Loans; provided that such Base Rate Loans shall be made notwithstanding the relevant Borrower's failure to comply with Section 4.2; and provided, further, that if a Borrowing of Revolving Loans becomes legally impractical and if so required by the Swingline Lender at the time such Revolving Loans are required to be made by the Revolving Lenders in accordance with this Section 2.14(e), each Revolving Lender agrees that in lieu of making Revolving Loans as described in this Section 2.14(e), such Revolving Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Lender's Pro Rata Share of such Swingline Loans, and the procedures set forth in Section 2.3(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate Loans (or participations purchased) shall be delivered by the Administrative Agent to the Swingline Lender to repay such Swingline Loans (or as payment for such participations). A copy of each notice given by the Administrative Agent to the Revolving Lenders pursuant to this Section 2.14(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the relevant Borrower. Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this Section 2.14(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the relevant Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.15 Letters of Credit.


          2.15.1   Letter of Credit Subfacility.

          (a) On the terms and conditions set forth herein, (i) each LC Issuer agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date to issue Letters of Credit denominated in Dollars or an Offshore Currency for the account of the applicable Account Party, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 2.15.2(c) and 2.15.2(d), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of such Account Party; provided that no LC Issuer shall be obligated to issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of issuance of such Letter of Credit (the "Issuance Date") (1) the sum of (i) the Effective Amount of all Letter of Credit Obligations plus
(ii) the Effective Amount of all outstanding Revolving Loans (including for purposes hereof the Swingline Loans) exceeds the Total Revolving Commitment Amount or (2) the Effective Amount of all Letter of Credit Obligations exceeds the Letter of Credit Commitment Amount. The commitment of each LC Issuer and each other Lender described in this Section 2.15.1 is herein referred to as its "Letter of Credit Commitment." Within the foregoing limits, and subject to the other terms and conditions hereof, the applicable Account Party's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, such Account Party may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) No LC Issuer shall be under any obligation to Issue any Letter of Credit if:

              (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that such LC Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such LC Issuer in good faith deems material to it; or

              (ii) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such LC Issuer, or the Issuance of such Letter of Credit shall violate any applicable policies of such LC Issuer, provided that nothing in this clause (ii) shall release any LC Issuer from its obligation to Issue any

Standby Letter of Credit to support Existing IRBs having the terms and conditions specified in the indenture governing such Existing IRBs.


          (c) No LC Issuer shall Issue any Letter of Credit if:

              (i) such LC Issuer has received written notice from any Lender, the Administrative Agent or the applicable Account Party, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article IV is not then satisfied; or

              (ii) the expiry date or any renewed or extended expiry date of such Letter of Credit is later than the earlier of: (x) in the case of Letters of Credit other than Standby Letters of Credit supporting Existing IRBs, the first anniversary of the Issuance Date for such Letter of Credit, and (y) the Commitment Termination Date, or, in the case of a Commercial Letter of Credit, 25 days prior to the Commitment Termination Date, unless all of the Lenders have approved such expiry date in writing.

          2.15.2   Issuance, Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the applicable Account Party received by the applicable LC Issuer and the Administrative Agent at least four Business Days (or such shorter time as such LC Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed Issuance Date. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail reasonably satisfactory to the applicable LC Issuer:
(i) the stated amount of the Letter of Credit and the Applicable Currency thereof; (ii) the expiry date of such Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vi) in the case of a Standby Letter of Credit, whether such Letter of Credit is a Financial Letter of Credit or a Non-Financial Letter of Credit; and (vii) such other matters as such LC Issuer may require.

          (b) At least two Business Days prior to the Issuance Date of any Letter of Credit, the applicable LC Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the Letter of Credit Application or Letter of Credit Amendment Application from the applicable Account Party and, if not, such LC Issuer will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the applicable LC Issuer on or before the Business Day immediately preceding the proposed date of Issuance of a Letter of Credit that such LC Issuer may Issue such Letter of Credit, then, subject to the terms and conditions hereof, such LC Issuer shall, on the requested date, Issue such Letter of Credit for the account of the applicable Account Party in accordance with such LC

Issuer's usual and customary business practices. The Administrative Agent shall not give such notice if the Administrative Agent has knowledge that (A) such Issuance is not then permitted under Section 2.15.1(a) as a result of the limitations set forth in clause (1) or (2) thereof or (B) the applicable LC Issuer has received a notice described in Section 2.15.1(c)(i). The Administrative Agent will promptly notify the Lenders of any Letter of Credit Issuance hereunder.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Commitment Termination Date, the applicable LC Issuer will, upon the written request of the applicable Account Party received by such LC Issuer (with a copy sent by such Account Party to the Administrative Agent) at least four Business Days (or such shorter time as such LC Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it, subject to approval thereof by the Administrative Agent. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of a Letter of Credit Amendment Application and shall specify in form and detail reasonably satisfactory to the applicable LC Issuer: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such LC Issuer may require. No LC Issuer shall have any obligation to amend any Letter of Credit if such LC Issuer would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement. No LC Issuer shall amend any Letter of Credit if:
(A) such LC Issuer would not be permitted to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (d) The LC Issuers and the Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Commitment Termination Date, at the option of the applicable Account Party and upon the written request of such Account Party received by the applicable LC Issuer (with a copy sent by such Account Party to the Administrative Agent) at least four Business Days (or such shorter time as such LC Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, such LC Issuer shall be entitled, with the approval of the Administrative Agent, to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Amendment Application, and shall specify in form and detail reasonably satisfactory to the applicable LC Issuer: (i) the Letter of Credit to be renewed; (ii) the proposed date of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the Commitment Termination Date); and (iv) such other matters as such LC Issuer may require. No LC Issuer shall be under any obligation to renew any Letter of Credit if such LC Issuer would have no obligation at such time to Issue or amend such

Letter of Credit in its renewed form under the terms of this Agreement. No LC Issuer shall renew any Letter of Credit if: (A) such LC Issuer would not be permitted to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable LC Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal such LC Issuer would be entitled to authorize the renewal of such Letter of Credit in accordance with this Section 2.15.2(d) upon the request of the applicable Account Party but such LC Issuer shall not have received any Letter of Credit Amendment Application from the applicable Account Party with respect to such renewal or other written direction by such Account Party with respect thereto, and such LC Issuer shall not have received notice from the Administrative Agent that such Letter of Credit shall not be renewed, such LC Issuer shall allow such Letter of Credit to renew, and the applicable Account Party and the Lenders hereby authorize such renewal, and, accordingly, such LC Issuer shall be deemed to have received a Letter of Credit Amendment Application from the applicable Account Party requesting such renewal.

          (e) Each LC Issuer may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any applicable Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Commitment Termination Date.

          (f) This Agreement shall control in the event of any conflict with any Letter of Credit Related Document (other than any Letter of Credit).

          (g) The applicable LC Issuer will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or amendment to or renewal of a Letter of Credit.

          2.15.3 Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit (or, in the case of the Existing Letters of Credit, on the Closing Date) each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable LC Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolver Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable LC Issuer will promptly notify the applicable Account Party and the Administrative Agent. The applicable Account Party shall reimburse the applicable LC Issuer prior to the Requisite Time, on each date that any amount is paid by such LC Issuer under any applicable Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by such LC Issuer; provided, to the extent that such LC Issuer accepts a drawing under a Letter of Credit after 12:00 noon (Charlotte time), such Account Party will not be obligated to reimburse such LC Issuer until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If such Account Party fails to reimburse the applicable LC Issuer for the full amount of any drawing under any Letter of Credit by 12:00 noon (Charlotte time) on the Honor Date, such LC Issuer will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Lender and the relevant Borrower thereof, and the relevant Borrower shall be deemed to have requested that Base Rate Loans be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitments and subject to the conditions set forth in Section 4.2. Any notice given by any LC Issuer or the Administrative Agent pursuant to this Section 2.15.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Revolving Lender shall upon any notice pursuant to Section 2.15.3(b) make available to the Administrative Agent for the account of the applicable LC Issuer an amount in the Applicable Currency and in immediately available funds equal to its Revolver Pro Rata Share of the amount of the drawing with respect to a Letter of Credit whereupon the participating Lenders shall (subject to Section 2.15.3(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the relevant Borrower in the Dollar Equivalent of such amount. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of the applicable LC Issuer the amount of such Lender's Revolver Pro Rata Share of the amount of such drawing by no later than 3:00 p.m. (Charlotte time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period (based on the Dollar Equivalent of such payment amount on the Honor
Date). The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 2.15.3.

          (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 4.2 or for any other reason, the applicable Account Party shall be deemed to have incurred from the applicable LC Issuer a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2% per annum, and each Revolving Lender's payment to the applicable LC Issuer pursuant to Section 2.15.3(c) with respect to a Letter of Credit shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.15.3.

          (e) Each Revolving Lender's obligation in accordance with this Agreement to make Revolving Loans or Letter of Credit Advances, as contemplated by this Section 2.15.3, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the applicable LC Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such LC Issuer, any Account Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Lender's obligation to make Revolving Loans with respect to Letters of Credit is subject to the conditions set forth in Section 4.2.

          2.15.4 Repayment of Participations.

          (a) Upon (and only upon) receipt by the Administrative Agent for the account of the applicable LC Issuer of immediately available funds from the applicable Account Party (i) in reimbursement of any payment made by such LC Issuer under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of such LC Issuer for such Lender's participation in such Letter of Credit pursuant to Section 2.15.3 or (ii) in payment of interest thereon, the Administrative Agent will promptly pay to each Revolving Lender, in like funds as those received by the Administrative Agent for the account of such LC Issuer, the amount of such Lender's Revolver Pro Rata Share of such funds, and such LC Issuer shall receive the amount of the Revolver Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of such LC Issuer.

          (b) If the Administrative Agent or any LC Issuer is required at any time to return to any Account Party, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Account Party to the Administrative Agent for the account of such LC Issuer pursuant to Section 2.15.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, to the extent any Lender received its Pro Rata Share of such amount pursuant to Section 2.15.4(a), such Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or such LC Issuer the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or such LC Issuer together with interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or such LC Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          2.15.5 Role of the LC Issuers.

          (a) Each Lender and each Account Party agree that, in paying any drawing under a Letter of Credit, the applicable LC Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Administrative Agent-Related Person, LC Issuer nor any of their respective correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Related Document.

          (c) Each Account Party hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Account Party's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under this Agreement or any other agreement. Neither the Administrative Agent-Related Person, LC Issuer, the Lenders nor any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.15.6; provided that, anything in such clauses to the contrary notwithstanding, the applicable Account Party may have a claim against the applicable LC Issuer, and such LC Issuer may be liable to such Account Party, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Account Party which such Account Party proves were caused by such LC Issuer's willful misconduct, gross negligence or bad faith or such LC Issuer's bad faith, willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) each LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no LC Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          2.15.6 Obligations Absolute. The obligations of each Account Party under this Agreement and any Letter of Credit Related Document to reimburse the applicable LC

Issuer for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Account Party in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by the applicable LC Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable LC Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of any Account Party in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Account Party or a guarantor.

          2.15.7 Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Commitment Termination Date, then the applicable Account Party shall immediately Cash Collateralize the Letter of Credit Obligations in an amount equal to the maximum amount in the Applicable Currency then available to be drawn under all Letters of Credit.

          2.15.8 Letter of Credit Fees.

          (a) The applicable Account Party shall pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee with respect to each Letter of Credit equal to the Applicable Letter of Credit Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last day of each calendar quarter and on the Commitment Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn). Notwithstanding the foregoing, upon notice to the relevant Borrower by the Administrative Agent at the request of the Required Lenders either (i) while any Event of Default exists or (ii) after acceleration, the relevant Borrower shall pay a letter of credit fee with respect to each Letter of Credit equal to the sum of the Applicable Letter of Credit Fee plus 2% per annum of the average daily maximum amount available to be drawn on such Letter of Credit.

          (b) The applicable Account Party shall pay to each LC Issuer a fronting fee for each Letter of Credit Issued by such LC Issuer equal to 0.125% per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on the last day of each calendar quarter and on the Commitment Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

          (c) The letter of credit fees payable under Section 2.15.8(a) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Commitment Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Commitment Termination Date (or such later date). The fronting fees payable under Section 2.15.8(b) shall be billed on a quarterly basis by the applicable LC Issuer. For purposes of calculating the fees payable under Section 2.15.8(a) and Section 2.15.8(b), any undrawn Commercial Letters of Credit should be considered outstanding and available to be drawn upon for 25 days after their expiry date.

          (d) The applicable Account Party shall pay to each applicable LC Issuer from time to time promptly upon demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each such LC Issuer relating to letters of credit as from time to time in effect.

          2.15.9 Uniform Customs and Practice. Unless otherwise expressly agreed by the Issuing Lender and a Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC"), and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the Euro.

          2.15.10 Outstanding Letters of Credit. The letters of credit set forth under the caption "Letters of Credit outstanding on the Closing Date" on
Schedule 2.15.10 annexed hereto and made a part hereof were issued pursuant to a prior credit facility and remain outstanding as of the Closing Date (the "Outstanding Letters of Credit"). The Company, each LC Issuer and each of the Lenders hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit, for all purposes under this Agreement, shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Lender agrees to participate in each Outstanding Letter of Credit issued by any LC Issuer in an amount equal to such Lender's Revolver Pro Rata Share of such Outstanding Letter of Credit.

     2.16 Utilization of Commitments in Offshore Currencies.

          (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans denominated in a currency other than Dollars as of the last Business Day of each month, (iii) outstanding Offshore Currency Loans denominated in a currency other than Dollars as of any redenomination date pursuant to this Section 2.16 or
Section 3.5, (iv) Letter of Credit Obligations denominated in a currency other than Dollars, on the date of Issuance and thereafter as of the last Business Day of each month and (v) Offshore Currency Loans or Letter of Credit Obligations, as of any date specified for determining the Dollar Equivalent of any amount (each such date under clauses (i) through (iv) a "Computation Date").

          (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from any of the Lenders by 5:00 p.m. (Charlotte time) four Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Administrative Agent will give notice to the relevant Borrower no later than 1:00 p.m. (Charlotte time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the relevant Borrower that any such Borrowing in a requested Offshore Currency is not then available, the relevant Borrower may, by notice to the Administrative Agent not later than 5:00 p.m. (Charlotte time) two Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the relevant Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender. If the relevant Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Offshore Rate Loans for the same Interest Period previously applicable in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Administrative Agent to each Lender the Administrative Agent will state such aggregate amount of such Borrowing in Dollars and such Lender's Pro Rata Share thereof.

          (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period, the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from any of the Lenders by 5:00 p.m. (Charlotte time) four Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the relevant Offshore Currency, in which event the Administrative Agent will give notice to the relevant Borrower not later than 1:00 p.m. (Charlotte time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the relevant Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Offshore Rate Loans in Dollars for the same Interest Period previously applicable with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the relevant Borrower and the Lenders of any such redenomination and in such notice by the Administrative Agent to each Lender the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Pro Rata Share thereof.

          (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars on the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the relevant Borrower and the Lenders of any such redenomination and conversion request.

          (e) Each Borrower shall be entitled to request that Revolving Loans and Swing Line Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Administrative Agent, the Swing Line Lender and the Revolving Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The relevant Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency to be received by the Administrative Agent not later than 1:00 p.m. (Charlotte time) at least 10 Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Revolving Lenders thereof, and each Revolving Lender will use its commercially reasonable efforts to respond to such request within five (5) Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the relevant Borrower and the Revolving Lenders of the acceptance or rejection of any such request.

     2.17 Guaranty.

          (a) The prompt payment and performance of all obligations of the Credit Parties under this Agreement, each of the Notes and all other Credit Documents shall be unconditionally guaranteed by each Guarantor from time to time pursuant to the Guaranty.

          (b) In connection with the Guaranty described in clause (a) above, the Company shall deliver and cause each Guarantor to deliver to the Administrative Agent such opinions of counsel, certificates, resolutions, instruments and other documentation as the Administrative Agent may reasonably request from time to time.

     2.18 Joint and Several Nature of Loans. All Loans to each Borrower and all of the other obligations (monetary or otherwise) of each Borrower arising under this Agreement (including, without limitation, each Borrower's obligations under Article XI) and the other Credit Documents shall constitute one general obligation for which the Borrowers are jointly and severally obligated; provided that the liability of any Borrower under this Agreement or any other Credit Document shall be limited to the maximum amount of the obligations for which such Borrower may be liable (after giving effect to rights of contribution of such Borrower from its Affiliates) without violating any fraudulent conveyance or fraudulent transfer law; provided further that any Borrower which is a Foreign 956 Subsidiary shall be severally liable only for the obligations of such Borrower.

     2.19 Appointment of Borrower Representative. The Company may from time to time designate one or more Responsible Officers of a Borrower as the representative and agent on behalf of each or any Borrower for the purposes of issuing notices hereunder, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Credit Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Credit Documents (in such capacity, the "Borrower Representative"). The Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Credit Document from the Borrower Representative as a notice or communication from all of the Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or the Borrowers hereunder to the Borrower Representative on behalf of such Borrower or the Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.


                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1  Taxes.

          (a) Any and all payments by any Credit Party to any Lending Party or the Administrative Agent under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise provided in Section 3.1(e) or (f). In addition, each Credit Party shall pay all applicable Other Taxes except as otherwise provided in
Section 3.1(e) or (f).

          (b) Subject to Sections 3.1(e), (f) and 3.10(a), if any Credit Party shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lending Party or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lending Party or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) such Credit Party shall make such deductions and withholdings;

               (iii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) such Credit Party shall also pay to each Lending Party or the Administrative Agent for the account of such Lending Party, at the time interest is paid, Further Taxes in the amount that the respective Lending Party specifies as necessary to preserve the after-tax yield such Lending Party would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Subject to Sections 3.1(e), (f) and 3.10(a), each Credit Party agrees to indemnify and hold harmless each Lending Party and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lending Party or the Administrative Agent specifies as necessary to preserve the after-tax yield such Lending Party or the Administrative Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lending Party or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by any Credit Party of Taxes, Other Taxes or Further Taxes, such Credit Party shall furnish to each Lending Party or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lending Party or the Administrative Agent.

          (e) If any Credit Party is required to pay any amount to any Lending Party or the Administrative Agent pursuant to Section 3.1(b) or (c), then such Lending Party shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Credit Party which may thereafter accrue, if such change in the sole judgment of such Lending Party is not otherwise disadvantageous to such Lending Party. In the event that any Lending Party fails to comply with its obligations as set forth in the previous sentence, the applicable Credit Party shall not be required to pay an amount which would not have been payable had such Lending Party complied with its obligations under this Section 3.1(e).

          (f) Nothing contained in this Section 3.1 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

     3.2  Illegality.

          (a) If any Lending Party determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lending Party or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Offshore Currency), then, on notice thereof by such Lending Party to the Company through the Administrative Agent, any obligation of that Lending Party to make Offshore Rate Loans shall be suspended until such Lending Party notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Lending Party determines that it is unlawful to maintain any Offshore Rate Loan the applicable Credit Party shall, upon receipt by a Borrower of notice of such fact and demand from such Lending Party (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of such Lending Party then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof in the case of Offshore Rate Loans if such Lending Party may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, in the case of Offshore Rate Loans if such Lending Party may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, a Borrower may elect, by giving notice to such Lender through the Administrative Agent that all Dollar denominated Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

          (d)  Before giving any notice to the Administrative Agent under this
Section 3.2, the affected Lending Party shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lending Party, be illegal or otherwise disadvantageous to such Lending Party.

     3.3  Increased Costs and Reduction of Return.

          (a) If any Lending Party determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Lending Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lending Party of agreeing to make or making, funding or maintaining any Offshore Rate Loans, participating in Letters of Credit, agreeing to Issue, Issuing or maintaining any Letter of Credit or funding any drawing under any Letter of Credit or any participation therein, as the case may be, then the applicable Credit Party shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lending Party additional amounts as are sufficient to compensate such Lending Party for such increased costs.

          (b) If any Lending Party shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lending Party (or its Lending Office) or any Person controlling such Lending Party with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lending Party or any Person controlling such Lending Party and (taking into consideration such Lending Party's or such Person's policies with respect to capital adequacy and such Lending Party's or such Person's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, Credit Extensions or other obligations under this Agreement, then, upon demand of such Lending Party to the Borrowers through the Administrative Agent, the applicable Credit Party shall pay to such Lending Party, from time to time as specified by such Lending Party, additional amounts sufficient to compensate such Lending Party or such Person for such increase.

     3.4 Funding Losses. Each Credit Party shall promptly reimburse each Lending Party and hold each Lending Party harmless from any loss or expense which such Lending Party may sustain or incur as a consequence of:

          (a) the failure of such Credit Party to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of such Credit Party to borrow, continue or convert a Loan after such Credit Party has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) in the case of any Borrower, the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

          (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e)  in the case of a Borrower, the automatic conversion under Section
2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period.

     including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by such Credit Party to the Lending Parties under this Section 3.4 and under Section 3.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount, comparable currency and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Spot Rate with respect to the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Lending Party of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lending Party. Thereafter, the obligation of such Lending Party to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, any Credit Party may revoke any applicable Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If any such Credit Party does not revoke any such Notice, such Lending Party shall make, convert or continue the Offshore Rate Loans, in the amount specified in the applicable notice submitted by such Credit Party, but such Offshore Rate Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

     3.6 Reserves on Offshore Rate Loans. Each Credit Party shall pay to each Lending Party, as long as such Lending Party shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of Loans denominated in an Offshore Currency under any applicable regulations of the relevant Governmental Authority of the jurisdiction in which the Offshore Currency circulates, additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lending Party (as reasonably determined by such Lending Party in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lending Party. If a Lending Party fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.7  Exchange Controls.

          (a) If any Lender determines that the imposition of exchange controls by any Governmental Authority will limit or terminate its ability to make non-dollar denominated Loans, the obligations of such Lender making non-dollar denominated Loans to provide such non-dollar denominated Loans shall terminate.

          (b) If the imposition of exchange controls by any Governmental Authority shall impair the ability of any Lender to receive payments in the Applicable Currency, all such payments shall be made in Dollars to an office specified by such Lender to the extent possible or otherwise as directed by such Lender.

     3.8 Certificates of Lending Party. Any Lending Party claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lending Party hereunder and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

     3.9 Substitution of Lenders. Upon (x) the receipt by a Borrower of a claim for compensation under Section 3.2 or 3.3 from any Lender or (y) a demand from the Administrative Agent under Section 2.12(a) regarding any Lender or (z) a notice from a Lender to the Administrative Agent pursuant to Section 2.16(b) (in either case such Lender being an "Affected Lender"), the Company may, with the Administrative Agent's assistance: (i) obtain a replacement bank or financial institution satisfactory to the Company and to the Administrative Agent (a "Replacement Lender") to acquire and assume all or a ratable part of all of such Affected Lender's Revolving Commitments, Credit Extensions and other rights and obligations under this Agreement (collectively such Lender's "Assignable Credit Exposure"), and if such Affected Lender or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Lender and Affiliate; or
(ii) request one or more of the other Lenders (which shall be under no obligation) to acquire and assume all or part of such Affected Lender's Assignable Credit Exposure. Any such designation of a Replacement Lender under clause (i) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Before the acquisition and assumption by a Replacement Lender or existing Lender of an Affected Lender's Assignable Credit Exposure can be effective, the Credit Parties must pay to the Affected Lender any costs and expenses due to it under Section 3.4.

     3.10 Withholding Tax.

          (a) Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, prior to the Closing Date (or after accepting an assignment of an interest herein), two duly signed completed copies of IRS Form W-8BEN, IRS Form W-8ECI or IRS Form W-8IMY or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by Borrowers pursuant to this Agreement) or such other evidence satisfactory to the Company and Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. A Form W-8BEN completed and delivered by (i) certain foreign trusts, or (ii) persons claiming an exemption or reduced rate of withholding at source under an income tax treaty will not be considered duly completed unless the Form W-8BEN contains such person's U.S. taxpayer identification number. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrowers pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (provided that a Lender shall not be required to re-designate its Lending Office) to avoid any requirements of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, provided that the Credit Party shall not be required to increase any such amounts payable to any Lender pursuant to Section 3.1, unless (i) the obligation to pay such increased amounts would not have arisen but for a change in law, or (ii) the Lender was not entitled to an exemption from, or reduction of, U.S. withholding tax. In the case of a Credit Party who would have been entitled to a reduction of U.S. withholding tax but fails to deliver the above forms or other documentation, the amount payable by the Credit Party pursuant to
Section 3.1 is limited to an amount which would have been payable by the Credit Party had the Lender furnished the requisite documentation.

          (b) If any Lender claims exemption from, or reduction of, withholding tax by providing IRS Form W-8BEN, W-8ECI or W-8IMY and such Lender sells, assigns, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN, W-ECI or W-8IMY, as the case may be, as no longer valid.

          (c) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection
(a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax or any other amount from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     3.11 Survival. The agreements and obligations of the Credit Parties in this
Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV
                       CONDITIONS PRECEDENT AND SUBSEQUENT

     4.1 Conditions of Effectiveness. The effectiveness of this Agreement and the obligation of each Lender to make its Loans hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and in the case of the items described in clauses (a) (with respect to this Agreement only), (e) and
(g), with the Company providing sufficient copies for each Lender (and the Administrative Agent providing to each Lender copies of the other items described in this Section 4.1 received by the Administrative Agent):

          (a) Credit Agreement and Notes. This Agreement executed by each Borrower, each Lender and, to the extent requested by a Lender, the Notes executed by each party thereto;

          (b)  Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors (or similar governing body) of each Borrower and the Parent and each Subsidiary that may become party to a Credit Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of each Borrower and the Parent and each Subsidiary that may become party to a Credit Document certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement, and all other Credit Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of each Borrower and the Parent and each Subsidiary party to any Credit Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for each Borrower and the Parent and each Subsidiary party to any Credit Document from the Secretary of State of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date;

          (d)  Legal Opinions.

               (i) An opinion of Varnum, Riddering, Schmidt & Howlett LLP, special Michigan counsel to the Company, and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D-1; and

               (ii) An opinion of Kirkland & Ellis, special New York counsel to the Company, and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D-2.

               (iii) An opinion of Arthur Andersen, special Dutch counsel to the Finance Subsidiary, and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D-3.

          (e) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid reasonable fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent); including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4;

          (f)  Guaranties. The Guaranty executed by each Guarantor;

          (g) Certificate. A certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article V are true and correct in all material respects on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the Credit Extensions outstanding or to be made on the Closing Date; and

               (iii) there has occurred since December 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (h) Termination of Original Credit Agreement. Payment in full of all obligations under the Original Credit Agreement (other than the Existing Letters of Credit) and termination of all of the commitments thereunder; and

          (i) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

     4.2 First Borrowing by each Eligible Borrower. The obligation of each Lender to make a Loan or issue a Letter of Credit on the occasion of the first Borrowing request or first request for issuance of a Letter of Credit by each Eligible Borrower subsequent to the Closing Date is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent for the account of each Lender of a duly executed Note in the form of Exhibit F-1(A) of such Eligible Borrower dated on or before the date of such Borrowing;

          (b) receipt by the Administrative Agent of an Authorization Letter duly executed by such Eligible Borrower;

          (c) receipt by the Administrative Agent of an Election to Participate duly executed by such Eligible Borrower;

          (d) receipt by the Administrative Agent of an opinion of counsel for such Eligible Borrower acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

          (e) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Borrower, the corporate authority for and the validity of this Agreement, the Authorization Letter, the Election to Participate and the Notes of such Eligible Borrower, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

          (f) receipt by the Administrative Agent of a letter from US Corporation System in New York, New York (or such other agent to receive service of process in New York, New York reasonably acceptable to the Administrative Agent), indicating its consent to its appointment by such Eligible Borrower as its agent to receive service of process; and

          (g) the representations and warranties contained in Section 5.19 shall be true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date, and no Default or Event of Default shall have occurred and be continuing, or would result from such Loans.

The opinion referred to in Section 4.2(d) above shall be dated no more than five Business Days before the date of the first Borrowing by such Eligible Borrower hereunder.

     4.3 Conditions to All Credit Extensions and Continuations/ Conversions. The obligation of each Lending Party to make any Credit Extension (including its initial Loan) or to continue or convert any Loan under Section 2.4 or Section 2.1(b)(ii) is subject to the satisfaction of the following conditions precedent on the relevant date of such Credit Extension or Conversion/Continuation Date:

          (a) Notice of Borrowing, Letter of Credit Related Document or Conversion/Continuation. The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Related Document or a Notice of
Conversion/Continuation, as applicable;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Credit Extension or continuation or conversion.

          Each Notice of Borrowing, Letter of Credit Related Document and Notice of Conversion/Continuation by any Credit Party hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Issuance Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.3 are satisfied.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          The Company and each Borrower (with respect to itself and its Subsidiaries) represents and warrants to the Administrative Agent and each Lending Party that:

          5.1 Corporate Existence and Power. The Parent, each Borrower and each of its Subsidiaries:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Credit Documents to which it is a party;

               (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect; and

               (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d) of this Section 5.1, to the extent that the failure to be so could not reasonably be expected to have a Material Adverse Effect.

     5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower and the Parent and its Restricted Subsidiaries of this Agreement and each other Credit Document to which such Person is a party have been duly authorized by all necessary corporate action, and do not:

          (a)  contravene the terms of any of such Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party which conflict or breach would reasonably be likely to have a

Material Adverse Effect, or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c)  violate any Requirement of Law.

     5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Parent, any Borrower or any Restricted Subsidiary of a Borrower of this Agreement or any other Credit Document except (a) to the extent obtained or made prior to the Closing Date or (b) which would not reasonably be expected to have a Material Adverse Effect.

     5.4 Binding Effect. This Agreement and each other Credit Document to which any Borrower or the Parent or any of its Restricted Subsidiaries is a party constitute the legal, valid and binding obligations of such Borrower, the Parent or any such Subsidiary to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, the Parent or any of its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to a Borrower, the Parent or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Credit Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party. As of the Closing Date, no Borrower nor any Subsidiary of a Borrower is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

     5.7  ERISA Compliance. Except as specifically disclosed in Schedule 5.7:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the IRS (or a request has been or will be filed with the IRS within the applicable remedial amendment period) and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate have made all required contributions to any Plan subject to section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect;
(iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under section 4007 of ERISA) which has resulted or would reasonably be expected to result in a Material Adverse Effect; (iv) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under section 4219 of ERISA, would result in such liability) under section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

     5.8 Use of Proceeds; Margin Regulations. The Letters of Credit and proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Sections 6.12 and 7.7. Neither the making of the Loans hereunder or use of the proceeds thereof nor the Issuance of any Letter of Credit will violate Regulations T, U or X of the FRB and no Letter of Credit or part of the proceeds of any Loan will be used to purchase or carry or to extend credit for the purpose of purchasing or carrying Margin Stock.

     5.9 Title to Properties. Each Borrower and each Restricted Subsidiary of a Borrower have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrowers and their Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10 Taxes. Each Borrower and each Subsidiary of a Borrower has filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary of a Borrower that would, if made, have a Material Adverse Effect.

     5.11 Financial Condition.

          (a) The audited consolidated financial statements of the Parent and its Subsidiaries dated December 31, 1999, and the related consolidated statements of income and operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) except as disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Parent and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.


          (b)  Since December 31, 1999, there has been no Material Adverse
Effect.

     5.12 Environmental Matters.

          (a) Except as disclosed in Schedule 5.12, the on-going operations of the Borrowers and their Subsidiaries comply in all respects with all Environmental Laws, except for such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in Schedule 5.12, each Borrower and each Subsidiary of a Borrower has obtained all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations ("Environmental Permits"), all such Environmental Permits are in good standing, and the Borrowers and each of their Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain, maintain in good standing or comply with such Environmental Permits would not reasonably be expected to have a Material Adverse Effect.

          (c) Except as disclosed in Schedule 5.12, none of the Borrowers, any of their Subsidiaries or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, except for any such order, agreement or proceeding which would not reasonably be expected to have a Material Adverse Effect.

          (d) Except as disclosed in Schedule 5.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any real property of the Borrowers or any their Subsidiaries, or arising from operations prior to the Closing Date of the Borrowers or any of their Subsidiaries that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or property where such Environmental Claim would, if adversely determined, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 5.12, or except as would not reasonably be expected to have a Material Adverse Effect, (i) no Borrower nor any Subsidiary of a Borrower owns or operates any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrowers and their Subsidiaries have complied with all notification requirements under Title III of CERCLA and all other Environmental Laws.

     5.13 Regulated Entities. No Borrower, nor any Person controlling a Borrower, or any Subsidiary of a Borrower is an "investment company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 Copyrights, Patents, Trademarks and Licenses, etc. The Borrowers or their Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without, to the best knowledge of the Borrowers, conflict with the rights of any other Person. Except as specifically disclosed in Schedule 5.5, to the best knowledge of the
Borrowers: (i) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Restricted Subsidiary of a Borrower infringes upon any rights held by any other Person; and (ii) no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.15 Subsidiaries. As of the Closing Date, the Borrowers have no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.15 and have no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.15.

     5.16 Insurance. Except as specifically disclosed in Schedule 5.16, the properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of a Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers or such Subsidiaries operate.

     5.17 Solvency. Each Borrower, the Parent and each of its Restricted Subsidiaries are Solvent.

     5.18 Full Disclosure. None of the representations or warranties made by the Borrowers or any Restricted Subsidiary of a Borrower in the Credit Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrowers or any Subsidiary in connection with the Credit Documents (including the offering and disclosure materials delivered by or on behalf of a Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     5.19 Eligible Borrower Representations. Each Eligible Borrower joined as a party hereto subsequent to the Closing Date shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Subsidiary of the Company;

          (b) The execution and delivery by it of its Credit Documents, and the performance by it of this Agreement and the other Credit Documents to which it is a party are within its corporate powers; have been duly authorized by all necessary corporate action; require no action by or in respect of, or filing with, any governmental body, agency or official which would not reasonably be expected to have a Material Adverse Effect;

except to the extent obtained or made prior to the date of the execution and delivery of the Election to Participate do not contravene the terms of its Organization Documents, do not conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which it is a party which conflict or breach would reasonably be likely to have a Material Adverse Effect, or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; and do not violate any Requirement of Law;

          (c) This Agreement and each other Credit Document to which it is a party constitute the legal, valid and binding obligations of such Eligible Borrower, enforceable against such Eligible Borrower in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.20 Foreign Taxes. Except as disclosed on Schedule 5.20 or in an Election to Participate, to the knowledge of the Company after due inquiry, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, in the nature of withholding or otherwise, which is imposed on any payment to be made by any Borrower pursuant hereto or on any of its Notes, or is imposed on or by virtue of the execution, delivery, performance or enforcement of its Obligations or any of its Notes.


                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

          So long as any Lender shall have a Commitment hereunder, or any Credit Extension or other Obligation (other than Obligations with respect to indemnification hereunder not due and payable) shall remain outstanding, unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     6.1 Financial Statements. The Company shall deliver to the Administrative Agent (which shall furnish to each Lender in a timely manner):

          (a) as soon as available, but not later than one hundred twenty days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income and operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position and the results of operations of the Parent and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Parent's or any of its Subsidiaries' records;

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day of such year and ending on the last day of such quarter, and certified by a Responsible Officer of the Parent as fairly presenting, in all material respects and in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of required footnotes), the financial position and the results of operations of the Parent and its Subsidiaries; and

          (c) if the Company has established any Unrestricted Subsidiaries, consolidated statements delivered pursuant to clauses (a) or (b) shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period, reflecting on a combined basis, for Restricted Subsidiaries and on a combined basis for Unrestricted Subsidiaries, the consolidating entries for each of such types of Subsidiaries (provided, in the event that the designation of any Subsidiary as Restricted or Unrestricted had been changed at any time during such period, such information shall be delivered on a pro forma basis as if such Subsidiary had its status as a Restricted or Unrestricted Subsidiary as of the end of any period for the full period of four fiscal quarters and all financial calculations hereunder from and after the date of such change as stated shall be made on such basis).

     6.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to financial matters, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (c) promptly, copies of all financial statements and reports that the Parent sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Parent or any of its Subsidiaries may make to, or file with, the SEC; and

          (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or the Parent or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     6.3  Notices. Each Borrower shall promptly notify the Administrative Agent:

          (a) of the occurrence of any Default or Event of Default; (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of such Borrower or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between such Borrower or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect;

          (b) of the commencement of, or any material development in, any litigation or proceeding affecting such Borrower or any Subsidiary (i) in which damages are claimed or injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Credit Document;

          (c)  upon, but in no event later than 10 days after, becoming aware of
(i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing against such Borrower or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws where such action would reasonably be expected to have a Material Adverse Effect, (ii) all other Environmental Claims that would reasonably be expected to have a Material Adverse Effect, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of such Borrower or any Subsidiary that could reasonably be anticipated to cause such property of such Borrower or any Subsidiary or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (d) of any other litigation or proceeding affecting such Borrower or any of its Subsidiaries which such Borrower would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

          (e) of the occurrence of any of the following events affecting such Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i)   an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to section 412 of the Code by the Company or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

          (f) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

          (g) of the entry by such Borrower or one of its Subsidiaries into any Specified Swap Contract, together with the details thereof;

          (h) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

          (i) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which such Borrower or any of its Subsidiaries is party.

          Each notice under this Section 6.3 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action such Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Credit Document that have been breached or violated.

     6.4 Preservation of Corporate Existence, etc. Each Borrower shall, and shall cause each Subsidiary of such Borrower to:

          (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions not prohibited by Section 7.3 and sales of assets not prohibited by Section 7.2; and

          (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

     6.5 Maintenance of Property. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and damage by casualty excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.6 Insurance. Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance, which amount shall not be reduced by a Borrower in the absence of thirty days' prior notice to the Administrative Agent. Upon request of the Administrative Agent or any Lender, each Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrowers (and, if requested by the Administrative Agent, any insurance broker of the Borrowers) setting forth the nature and extent of all insurance maintained by each Borrower and its Subsidiaries in accordance with this Section (and which, in the case of a certificate of a broker, was placed through such broker).

     6.7 Payment of Obligations. Each Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all (x) federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (y) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; and

          (b) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.8 Compliance with Laws. Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (a) such as may be contested in good faith or as to which a bona fide dispute may exist or (b) where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

     6.9 Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to section 412 of the Code.

     6.10 Inspection of Property and Books and Records. Each Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower and such Subsidiary. Each Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the expense of such Borrower at any time during normal business hours and without advance notice.

     6.11 Environmental Laws.

          (a) Each Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except for such noncompliance that would not (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect.

          (b) Upon the written request of the Administrative Agent or any Lender, each Borrower shall submit, and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at such Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.3(c), that would reasonably be expected to have a Material Adverse Effect.

     6.12 Use of Proceeds. Each Borrower shall use the proceeds of the Loans, for working capital, Capital Expenditures, and other general corporate purposes, not in contravention of any Requirement of Law or of any Credit Document.

     6.13 Further Assurances.

          (a) Each Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not contain any untrue statement of a material fact and do not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Credit Document or in the execution, acknowledgement or recordation thereof.

          (b) Promptly upon request by the Administrative Agent or the Required Lenders, each Borrower shall (and shall cause any of its Restricted Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, do any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Credit Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Credit Document or under any other document executed in connection therewith.

          (c) Each Borrower shall cause each Domestic Subsidiary that is not an Unrestricted Subsidiary and each Foreign Subsidiary that is a Restricted Subsidiary that is a Material Subsidiary but is not a Foreign 956 Subsidiary which, is either acquired or formed after the Closing Date to enter into the Guaranty; provided, that immediately upon designation by the Company of a Subsidiary as Unrestricted, such Guaranty shall terminate with respect to such Domestic Subsidiary.

          (d) At the request of the Administrative Agent, Finance Subsidiary shall deliver a duly executed letter from US Corporation System in New York, New York (or such other agent to receive service of process in New York, New York reasonably acceptable to the Administrative Agent), indicating US Corporation System's or such other agent's consent to its appointment by the Finance Subsidiary as Finance Subsidiary's agent to receive service of process.


                                  ARTICLE VII
                               NEGATIVE COVENANTS

          So long as any Lender shall have any Revolving Commitment hereunder, or any Loan or other Obligation (other than Obligations with respect to indemnification hereunder not due and payable) shall remain outstanding, unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     7.1 Limitation on Liens; Negative Pledge. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (collectively, the "Permitted Liens"):

          (a) any Lien existing on property of the Company or any Restricted Subsidiary on the Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

          (b)  any Lien created under any Credit Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of the Company or any of its Restricted Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Restricted Subsidiaries do not exceed $10,000,000 (or its equivalent in other currencies);

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the current use of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Restricted Subsidiaries;

          (i) Liens on assets of Persons which become Restricted Subsidiaries after the Closing Date, provided that (i) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof and (ii) the aggregate Dollar Equivalent of Indebtedness secured by such Liens, together with Indebtedness secured by Liens, permitted by Section 7.1(j) shall not exceed 10% of Net Worth measured at the time of the incurrence of the Lien.

          (j) Liens (including Liens in respect of capital leases) on any property acquired or held by the Company or its Restricted Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate Dollar Equivalent principal amount of the Indebtedness secured by any and all such Liens, together with Indebtedness permitted under Section 7.5(e), shall not exceed 10% of Net Worth measured at the time of the incurrence of the Lien;

          (k) Liens on assets subject to capital or operating leases securing obligations in respect of Indebtedness incurred pursuant to a Sale and Leaseback Transaction permitted by Section 7.9;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (m) Liens arising in connection with any Permitted Receivables Purchase Facility;

          (n) Liens securing Indebtedness permitted by Section 7.5(g), provided that the aggregate amount of Indebtedness secured by such Liens does not exceed 10% of Net Worth measured at the time of the incurrence of the Lien;

          (o) Liens of any landlord with respect to leased real property of the Company or any of its Restricted Subsidiaries arising in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the Company or such Restricted Subsidiary, as the case may be;

          (p) Liens on Indebtedness permitted under Section 7.5(e), provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction; and

          (q) Liens of the Company not included in clauses (a) through (p) above, provided that the aggregate principal amount of the Indebtedness secured by Liens permitted under this clause (p) shall not at any time exceed $25,000,000 (or its equivalent in other currencies).

     7.2 Disposition of Assets. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, obsolete, uneconomic, worn-out or surplus equipment or intellectual property, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities;

          (d) sales, transfers and leases between the Company and any of its Restricted Subsidiaries or between any of its Restricted Subsidiaries and another of its Restricted Subsidiaries for book value;

          (e) licenses or leases of property in the ordinary course of business;

          (f)  Investments permitted pursuant to Section 7.4;

          (g) discounts of accounts receivable by the Company or any of its Restricted Subsidiaries in the ordinary course of collection;

          (h)  the transactions set forth on Schedule 7.2; and

          (i) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Restricted Subsidiaries, together, in any fiscal year shall not exceed 10% of the Consolidated Tangible Assets for such fiscal year measured as of the date of the last such sale at any time in such fiscal year based on the last financial statements delivered by the Company pursuant to Section 6.1.

     7.3 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Restricted Subsidiaries, and provided, further, that if any transaction shall be between a Subsidiary and a Wholly-Owned Restricted Subsidiary, the Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation;

          (b) any Restricted Subsidiary may sell all or substantially all of 0its assets (upon voluntary liquidation, dissolution or otherwise), to the Company or another Wholly-Owned Restricted Subsidiary;

          (c) the Company and its Restricted Subsidiaries may make Permitted Acquisitions; and

          (d)  transactions permitted under Section 7.2.

     7.4 Loans and Investments. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, make, or make any commitment to make, any Investment in any Person, including any Affiliate of the Company, except for:

          (a) Temporary Cash Investments held by the Company or any Restricted Subsidiary;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) additional Investments in any Restricted Subsidiary which is consolidated with the Company in accordance with GAAP (other than an Investment in connection with an Acquisition which shall be governed by Section 7.4(d));

          (d) Investments incurred in order to consummate Permitted Acquisitions to the extent such Person becomes a Restricted Subsidiary;

          (e) Investments in Permitted Unconsolidated Ventures in an aggregate amount outstanding at any time not to exceed 10% of Consolidated Tangible Assets (or its equivalent in other currencies) measured at the time of such Investment;

          (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (g) repurchases of capital stock of the Parent owned by employees or directors of the Company or of any of its Subsidiaries at book or fair market value;

          (h) Capital Expenditures;

          (i) Foreign Cash Investments held by any Foreign Subsidiary;

          (j) securities of customers or suppliers acquired by the Company or any of its Restricted Subsidiaries pursuant to the bankruptcy or reorganization of such customers or suppliers;

          (k) loans to employees, officers or directors of the Company or of any of its Restricted Subsidiaries for the purpose of purchasing capital stock of the Parent;

          (l) deposits to secure the performance of leases or to obtain goods and services;

          (m) any Investments made as of the Closing Date and set forth on
Schedule 7.4; and

          (n) in addition to the Investments permitted by clauses (a) through
(m), Investments (including Investments in Unrestricted Subsidiaries) not to exceed 10% of Consolidated Tangible Assets (or its equivalent in other currencies) in the aggregate at any time measured at the time of such Investment.

     7.5 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.8;

          (c) Indebtedness existing on the Closing Date and set forth in
Schedule 7.5(c);

          (d) Indebtedness incurred in connection with leases permitted pursuant to Section 7.9,

          (e) Assumed Indebtedness (and any Refinancing Indebtedness thereof) incurred in Permitted Acquisitions and Indebtedness incurred which is secured by Liens permitted by Section 7.1(j) (and any Refinancing Indebtedness thereof), provided that the aggregate outstanding principal amount of such Indebtedness permitted by Section 7.1(j) when secured, together with (and without duplication) the aggregate amount of Indebtedness permitted to be outstanding under this Section 7.5(e), when incurred, shall not exceed 10% of Net Worth; provided, however, that the Company and its Subsidiaries may also incur Assumed Indebtedness of up to $25,000,000 consisting of obligations with respect to industrial revenue bonds relating to property acquired after the Closing Date;

          (f) Permitted Additional Indebtedness;

          (g) Indebtedness incurred by a Restricted Subsidiary as follows:

              (i)  the Existing IRBs; or

              (ii) in addition to the Indebtedness permitted pursuant to Sections 7.5 (a) through (j), Indebtedness incurred pursuant to this Section 7.5(g)(ii) by all Restricted Subsidiaries together not to exceed 15% of Net Worth (or its equivalent in other currencies) measured at the time of the incurrence of such Indebtedness, provided that such Indebtedness, after giving effect to the creation, assumption or incurrence of which, would not constitute a Default or Event of Default, provided, further, that the aggregate outstanding Indebtedness incurred by any one Restricted Subsidiary at any time shall not exceed 5% of Net Worth measured at the time of the incurrence of such Indebtedness, and provided, further, that the aggregate outstanding Indebtedness incurred by the Domestic Subsidiaries that are Restricted Subsidiaries together at any time shall not exceed 7.5% of Net Worth measured at the time of the incurrence of such Indebtedness;

          (h) notes, securities and instruments issued by the Company in connection with a Permitted Acquisition;

          (i) Investments (to the extent that such Investments constitute Indebtedness) permitted by Section 7.4(c);

          (j) Indebtedness of the Company constituting the Senior Notes and guarantees thereof by any Guarantor; and

          (k) Refinancing Indebtedness that refinances Indebtedness described in clauses (c), (h), (i) and (j) above.

     7.6 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary; provided that (a) the Company may pay reasonable management and consulting fees and out-of-pocket expenses relating thereto to Hidden Creek Industries, and (b) the Company and its Restricted Subsidiaries may enter into transactions relating to any Permitted Receivables Purchase Facility.

     7.7  Use of Proceeds.

          (a) The Company shall not, and shall not suffer or permit any Subsidiary to, (i) use any portion of the Loan proceeds or any Letter of Credit directly or indirectly, for "purchasing" or "carrying" "Margin Stock" (within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) in a manner which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors or (ii) enter into or consummate any Acquisition (other than Permitted Acquisitions).

          (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Lead Arranger and Book Manager during any period in which the Lead Arranger and Book Manager make a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Lead Arranger and Book Manager, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Lead Arranger and Book Manager and issued by or for the benefit of the Company or any Affiliate of the Company. The Lead Arranger and Book Manager is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh).

          (c) The Company shall not use the proceeds of any Revolving Loan to make any voluntary prepayment of any Term Loan.

     7.8 Contingent Obligations. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Permitted Swap Obligations;

          (c) Contingent Obligations of the Company and its Restricted Subsidiaries existing as of the Closing Date and listed in Schedule 7.8;

          (d) Letters of Credit;

          (e) Contingent Obligations with respect to Surety Instruments (other than Letters of Credit) incurred in the ordinary course of business and not exceeding at any time $50,000,000 (or its equivalent in other currencies) in the aggregate in respect of the Company and its Subsidiaries;

          (f) ordinary course indemnity provisions in any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which the Company or any of its Restricted Subsidiaries is a party;

          (g) Guaranty Obligations (i) of the Company with respect to the obligations of any of its Restricted Subsidiaries, (ii) of any of its Restricted Subsidiaries with respect to the obligations of another of its Restricted Subsidiaries or (iii) of Domestic Subsidiaries that are Restricted Subsidiaries or Restricted Foreign Subsidiaries that are Material Subsidiaries but not Foreign 956 Subsidiaries with respect to the obligations of the Company;

          (h) Guaranty Obligations of (i) the Company, (ii) Domestic Subsidiaries that are Restricted Subsidiaries or (iii) Restricted Foreign Subsidiaries that are Material Subsidiaries but not Foreign 956 Subsidiaries, in each case with respect to obligations of the Parent under any Approved Parent Debt and, in the case of subordinated Approved Parent Debt, where such Guaranty Obligations are similarly subordinated to the reasonable satisfaction of the Administrative Agent, and only where such Person has executed and delivered a Guaranty to the Administrative Agent; and

          (i) Guaranty Obligations constituting Investments in Unrestricted Subsidiaries to the extent such Investment is permitted by Section 10.20.

     7.9 Sale-Leasebacks. The Company will not, and will not permit any Restricted Subsidiary to lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Closing Date except:

          (a) Sale and Leaseback Transactions of real property where the Attributable Debt with respect thereto does not exceed $75,000,000, provided, however, to the extent such Attributable Debt would not be permitted under clause (b) below, such Attributable Debt shall be deemed to be Consolidated Debt; and

          (b) Sale and Leaseback Transactions where the Attributable Debt for such Sale and Leaseback Transactions and for all Sale and Leaseback Transactions so entered into by the Company or any of its Restricted Subsidiaries permitted solely under this Section 7.9(b) does not exceed 10% of Net Worth.

     7.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and of Restricted Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

          (b) operating leases entered into by the Company or any Restricted Subsidiary after the Closing Date in the ordinary course of business;

          (c) leases entered into by the Company or any Restricted Subsidiary after the Closing Date pursuant to sale-leaseback transactions otherwise permitted under Sections 7.2 and 7.9;

          (d) capital leases other than those permitted under clauses (a) and
(c) of this Section 7.10, entered into by the Company or any Restricted Subsidiary after the Closing Date in the ordinary course of business; and

          (e) leases assumed by the Company or one of its Restricted Subsidiaries in connection with a Permitted Acquisition.

     7.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire or retire for value (other than at maturity) any Subordinated Indebtedness or any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (each a "Restricted Payment"; except that (i) any Wholly-Owned Restricted Subsidiary may declare and make dividend payments or other distributions to the Company or to another Wholly-Owned Restricted Subsidiary; and (ii) the Company and any Wholly-Owned Restricted Subsidiary may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (c) (i) purchase shares of the capital stock of the Parent, and (ii) declare or pay cash dividends to the Parent in an aggregate amount equal to $125,000,000 in the aggregate, provided that immediately after giving effect to any such proposed action, no Default or Event of Default would exist;

          (d) declare and pay dividends to the Parent to be used to pay taxes and other expenses of the Parent, the Company and its Restricted Subsidiaries on a consolidated basis; and

          (e) declare and pay Debt Service Dividends.

     7.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of 10% of Net Worth; or (b) engage in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

     7.13 Change in Business. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Restricted Subsidiaries on the date hereof and businesses related thereto.

     7.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Restricted Subsidiary.

     7.15 Financial Condition. The Company shall not permit:

          (a) the Interest Coverage Ratio on the last day of any fiscal quarter for the Reference Period then ended to be less than the applicable ratio set forth against the applicable period below:

                   Period
                   ------
          From                To                    Minimum Ratio
          ----                --                    -------------

          Closing Date        6/29/01               2.75 to 1.00
          6/30/01             6/29/02               3.00 to 1.00
          6/30/02             6/29/03               3.25 to 1.00
          6/30/03             6/29/04               3.50 to 1.00
          6/30/04             and thereafter        3.75 to 1.00

          (b) the Leverage Ratio on the last day of any fiscal quarter for the Reference Period then ended to be more than the applicable ratio set forth against the applicable period below:

                   Period
                   ------
          From                To                    Maximum Ratio
          ----                --                    -------------

          Closing Date        6/29/01               4.25 to 1.00
          6/30/01             6/29/02               4.00 to 1.00
          6/30/02             6/29/03               3.75 to 1.00
          6/30/03             6/29/04               3.50 to 1.00
          6/30/04             and thereafter        3.25 to 1.00

     7.16 Limitations on Negative Pledges. From and after the Closing Date, the Company will not, nor will it permit any of its Restricted Subsidiaries to, enter into any agreement containing any provision that would be violated or breached by any of the following: (i) a pledge of the outstanding stock of any of the Domestic Restricted Subsidiaries to secure the Obligations, (ii) a guaranty by any of such Domestic Restricted Subsidiaries of the Obligations, or
(iii) the granting of a security interest in or Lien on any of the real or personal property of the Company or any of its Domestic Restricted Subsidiaries to secure the Obligations, except in any case to the extent that any provision in Assumed Indebtedness incurred in Permitted Acquisitions after the Closing Date prohibits or limits the ability of (x) a Restricted Subsidiary so acquired to make such a guaranty or to grant any such security interest or mortgage, (y) any stockholder of a Restricted Subsidiary so acquired to make such a pledge of stock, or (z) a Restricted Subsidiary to grant any such security interest or Lien with respect to assets so acquired; provided that such prohibitions or limitations were not created or entered into in anticipation or contemplation of or in connection with the acquisition of such Restricted Subsidiary.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     8.1 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company or any of its Restricted Subsidiaries fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, (iii) when and as required to be made herein, reimbursements to any LC Issuer of amounts drawn under any Letter of Credit, or (iv) within three days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Credit Document (other than a Specified Swap Contract); or

          (b) Representation or Warranty. Any representation or warranty by the Company or any Restricted Subsidiary made or deemed made herein, in any other Credit Document (other than a Specified Swap Contract), or which is contained in any certificate, document or financial or other statement by the Company, any Restricted Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Credit Document (other than a Specified Swap Contract), is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2, 6.3 or 6.9 or in Article VII; or

          (d) Other Defaults. The Company (or the Parent or any of its Restricted Subsidiaries party thereto) fails to perform or observe any other term or covenant contained in this Agreement or any other Credit Document (other than a Specified Swap Contract), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

          (e) Cross-Default. (i) The Parent, the Company or any Restricted Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 (or its equivalent in other currencies), when due (whether by scheduled maturity, required prepayment or offer to purchase, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or to require the Company to prepay or offer to purchase such Indebtedness; or (ii) there occurs any termination, liquidation, unwind or similar event or circumstance under any Permitted Receivables Purchase Facility, which permits any purchaser of receivables thereunder to cease purchasing such receivables or to apply all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables other than any such event or circumstance that arises solely as a result of a down-grading of the credit rating of any bank or financial institution not affiliated with the Company that provides liquidity, credit or other support in connection with such facility.

          (f) Insolvency; Voluntary Proceedings. The Parent or the Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Parent or the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Parent's, the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty days after commencement, filing or levy; (ii) the Parent or the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Parent or the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 10% of Net Worth; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 10% of Net Worth; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 10% of Net Worth; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Restricted Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 (or its equivalent in other currencies) or more, and the same shall remain unvacated and unstayed pending appeal for a period of ten days after the entry thereof; or

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Restricted Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of twenty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Change of Control. There occurs a Change of Control; or

          (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any material term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described in Section 8.1(f) or
(g) occurs with respect to any Guarantor.

     8.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

          (a) declare the commitment of each Lending Party to make Loans to be terminated, whereupon such commitments shall be terminated;

          (b) declare the commitment of each LC Issuer to Issue Letters of Credit to be terminated;

          (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and

          (d) exercise on behalf of itself and the Lending Parties all rights and remedies available to it and the Lending Parties under the Credit Documents or applicable law;

provided that upon the occurrence of any event specified in clause (f) or (g) of
Section 8.1 (in the case of subclause (i) of clause (g) upon the expiration of the sixty-day period mentioned therein), the obligation of each Lending Party to make Loans or Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lending Party.

     8.3 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article VIII, each Swap Provider shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date (as specified in such Specified Swap Contract), (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Company or its Subsidiary to enforce net amounts owing to such Swap Provider.

     8.4 Rights Not Exclusive. The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

     9.1  Appointment and Authorization; "Administrative Agent". Each
Lending Party hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3  Liability of Administrative Agent. None of the Agent-Related
Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lending Party for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Company or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lending Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, except delivery of the items required to be delivered to the Administrative Agent pursuant to Section 4.1, or any other Credit Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     9.4  Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or to the extent required by this Agreement, all of the Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or to the extent required by this Agreement, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the

Administrative Agent for the account of the Lending Parties, unless the Administrative Agent shall have received written notice from a Lending Party or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lending Parties of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lending Parties.

     9.6 Credit Decision. Each Lending Party acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lending Party. Each Lending Party represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lending Party also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lending Parties by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lending Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), according to their respective ratable share, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Persons' bad faith, gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.8  Administrative Agent in Individual Capacity. BofA and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lending Parties. The Lending Parties acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

     9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lending Parties. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be reasonably acceptable to the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

     9.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8IMY prior to the Closing Date (or after accepting an assignment of an interest herein) and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender two properly completed and executed copies of IRS Form W-8ECI (or any successor form), before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.


          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or IRS Form W-8IMY (or any successor form) and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN or IRS Form W-8IMY (or any successor form) as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI (or any successor form) with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 9.10(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     9.11 Co-Agents. None of the Lenders identified in the preamble or signature pages of this Agreement as a "co-agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Lending Party. Each Lending Party acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Amendments and Waivers. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrowers or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and the Borrowers; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, shall, (i) reduce the rate of interest or extend the final scheduled maturity of any Loan or Note, or the stated maturity of any Letter of Credit beyond the Commitment Termination Date, or the date for payment of any fees or interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, or reduce the principal amount thereof, without the prior written consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 10.1, without the prior written consent of each Lender, (iii) reduce the percentage specified in the definition of Required Lenders, without the prior written consent of each Lender, (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the prior written consent of each Lender, or (v) release any of the Guarantors from their respective Guaranty, without the prior written consent of each Lender (unless such release is in connection with a transaction permitted herein); provided, further, that no such amendment, modification, supplement, termination, waiver or consent shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) amend, modify or waive any provision of this Agreement or any other Credit Document which affects the rights or obligations of the Issuer or the Swing Line Lender, as the case may be, without the prior written consent of the Issuer or the Swing Line Lender, as the case may be, (3) amend, modify or waive any provision of Article IX as same applies to the Administrative Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent, without the prior written consent of the Administrative Agent, or (4) amend, modify or waive any provisions relating to the rights or obligations of the Administrative Agent under the other Credit Documents, without the prior written consent of the Administrative Agent.

    10.2  Notices.

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower Representative by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Borrower Representative or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower Representative and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Administrative Agent shall not be effective until actually received by the Administrative Agent.

          (c) Any agreement of the Administrative Agent and the Lending Parties herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower Representative. The Administrative Agent and the Lending Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower Representative to give such notice and the Administrative Agent and the Lending Parties shall not have any liability to the Borrower Representative or other Person on account of any action taken or not taken by the Administrative Agent or the Lending Parties in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lending Parties to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lending Parties of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lending Parties to be contained in the telephonic or facsimile notice.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lending Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    10.4  Costs and Expenses. The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) within ten Business Days after demand (subject to Section 4.1(f)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent) (in its capacity as such) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) with respect thereto; and

          (b) pay or reimburse the Administrative Agent, the Lead Arranger and Book Manager and each Lending Party within ten Business Days after demand (subject to Section 4.1(f)) for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

          (c) pay or reimburse BofA (including in its capacity as Administrative Agent) within ten Business Days after demand (subject to Section 4.1(f)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Administrative Agent) in connection with the matters referred to under Sections 10.4(a) and (b).

     10.5 Indemnification.

          (a) General. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold harmless the Agent-Related Persons, each LC Issuer, each Swap Provider, each Lender and the Swingline Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Specified Swap Contracts and the termination, resignation or replacement of the Administrative Agent or replacement of any Lending Party) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Specified Swap Contracts or the Credit Extensions or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 10.5(a) shall survive payment of all other Obligations.

          (b) Environmental.

               (i) The Company shall indemnify, defend and hold harmless each Indemnified Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs and the reasonable allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a mortgage in favor of the Administrative Agent or any Lending Party (all of the foregoing, collectively, the "Indemnified Environmental Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Person. No action taken by legal counsel chosen by the Administrative Agent or any Lending Party in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Lending Party.

               (ii) In no event shall any site visit, observation, or testing by the Administrative Agent or any Lending Party (or any contractee of the Administrative Agent or any Lending Party) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Unless the Administrative Agent or any Lending Party agrees otherwise, neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lending Party. Upon reasonable written request by the Company, the Administrative Agent or any Lending Party shall disclose to the Company any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or such Lending Party.

          (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within thirty days after demand.

     10.6 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lending Parties shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment to the Administrative Agent or the Lending Parties, or the Administrative Agent or the Lending Parties exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lending Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lending Party severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent to the extent previously received by such Lending Party from the Administrative Agent.

     10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor any other Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

    10.8  Assignments, Participations, etc.

          (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default, and the Administrative Agent, which consents of the Company and the Administrative Agent shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to an existing Lender) (each an "Assignee") all, or any part of, of the Assignable Credit Exposure of such Lender hereunder, in a minimum principal or face amount of $5,000,000 or, if less, the entire principal amount held by such Lender (provided that the foregoing limitation with respect to minimum principal or face amount of an assignment and delegation shall not apply to assignments to an existing Lender); provided that (i) a Lender's Term A Loans shall be assigned on a pro rata basis, (ii) the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company, the Administrative Agent and, in the case of the Revolving Loans by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Company, the Administrative Agent and, in the case of the Revolving Loans, an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment, (C) the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500, provided that no such fee shall be required in connection with the assignment by a Lender of all of its Loans to an Affiliate of such Lender, and (D) the Administrative Agent has recorded the transfer in the Register; (iii) if the assignor Lender or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Lender shall not assign all of its Assignable Credit Exposure to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Lender or Affiliate with respect to such Specified Swap Contracts, with the consent of the Company; and (iv) if because of circumstances in effect on the effective date of any assignment, the Company would, under Section 3.1, be obligated to make any payment to or for the account of the applicable Assignee, the Company shall only be obligated to make such payment to the extent that it would then have been obligated to make such payment to the assignor Lender.

          (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and, if required, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Credit Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Documents.

          (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and, if applicable, the resulting adjustment of the Revolving Commitments arising therefrom. Any Revolving Commitment allocated to an Assignee shall reduce such Revolving Commitment of the assigning Lender pro tanto.

          (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Revolving Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Credit Documents; provided that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Credit Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Credit Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, (i) the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Lender hereunder, provided that if because of circumstances in effect on the effective date of any sale of a participating interest, the Company would, under Section 3.1, be obligated to make any payment to or for the account of the applicable Originating Lender, the Company shall only be obligated to make such payment to the extent that it would then have been obligated to make such payment to such Originating Lender if it had not sold such participating interest, and (ii) the Participant shall not have any rights under this Agreement, or any of the other Credit Documents, and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

     (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge or assign, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (f) Designation.

               (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrowers pursuant to this Credit Agreement; provided that (I) nothing herein shall constitute a commitment by any SPV to make any Loan, (II) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (III) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (IV) each such SPV would satisfy the requirements of Section 3.10 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

               (ii) As to any Loans or portion thereof made by it, such SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however that such SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Credit Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portions thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

               (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment.

               (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.8 or otherwise in this Credit Agreement, any SPV may (I) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (II) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of such surety, guarantee or credit or liquidity enhancement to such SPV. This Section 10.8 may not be amended without the written consent of any Designating Lender affected thereby.

               (g) The Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Administrative Agent shall incur no liability of any kind to any Lender or any other Person with respect to its maintenance of the Register or the recordation of information therein. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless and until the Assignment and Acceptance has been accepted by the Administrative Agent and registered in the Register.

               Notwithstanding anything to the contrary contained in the previous paragraph of this Section 10.08(g), the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon recordation of such transfer and of the transferee and its interest in and to the Loans in the Register. No transfer by a Lender or an assignee of any interest in any of the Loans shall be permitted or effective unless and until the transfer and the transferee's interest in the Loan is recorded in the Register. All recordations of transfer and of the transferee's interest shall be conclusive, absent manifest error, as to beneficial ownership of interests in the Loans. A Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This
Section 10.08(g) shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this Section 10.08(g), and for tax purposes only, the Administrative Agent shall act as the Borrowers' agent for purposes of maintaining such notations of transfer and recordation of the beneficial ownership of the transferee in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register (other than a participant) as a Lender hereunder for all purposes hereof.


     10.9 Confidentiality. Each Lending Party agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Parent, the Company or any Subsidiary, or by the Administrative Agent on the Parent's, the Company's or such Subsidiary's behalf, under this Agreement or any other Credit Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents or in connection with other business now or hereafter existing or contemplated with the Parent, the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lending Party, or (ii) was or becomes available on a non-confidential basis from a source other than the Parent, any Borrower or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the Parent, the Company or any Subsidiary known to such Lending Party; provided that any Lending Party may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lending Party is subject or in connection with an examination of such Lending Party by any such authority; (B) pursuant to subpoena or other court or other legal process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lending Party or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (F) to such Lending Party 's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lending Party hereunder; (H) as to any Lending Party or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Parent, the Company or any Subsidiary is party or is deemed party with such Lending Party or such Affiliate; and (I) to its Affiliates.

    10.10 Set-off. In addition to any rights and remedies of the Lending Parties provided by law, if an Event of Default exists or the Loans have been accelerated, each Lending Party is authorized at any time and from time to time, without prior notice to any Credit Party, any such notice being waived by each Credit Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lending Party to or for the credit or the account of such Credit Party against any and all Obligations owing to such Lending Party, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lending Party shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured. Each Lending Party agrees promptly to notify the Borrower Representative and the Administrative Agent after any such set-off and application made by such Lending Party; provided that the failure to give such notice shall not affect the validity of such set-off and application.

    10.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent (in its capacity as such), BofA or the Lead Arranger and Book Manager under the Credit Documents, the Company hereby irrevocably authorizes BofA, upon prior notice to the Company, to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.11 shall be deemed a set-off.

    10.12 Notification of Addresses, Lending Offices, etc. Each Lending Party shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lending Party should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

    10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Credit Parties, the Lending Parties, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person (other than an Indemnified Person under Section 10.5) shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.

    10.16 Governing Law and Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDING PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDING PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDING PARTIES IRREVOCABLY

WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDING PARTIES EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          (b) Nothing contained in this Section 10.16 shall override any contrary provision contained in any Specified Swap Contract.

    10.17 Waiver of Jury Trial. THE CREDIT PARTIES, THE LENDING PARTIES AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE CREDIT PARTIES, THE LENDING PARTIES AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

    10.18 Entire Agreement. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Credit Parties, the Lending Parties and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    10.19 Judgment Currency. Each Borrower, the Administrative Agent and each Lending Party hereby agree that if, in the event that a judgment is given in relation to any sum due to the Administrative Agent or any Lending Party hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), such Borrower agrees to indemnify the Administrative Agent or such Lending Party, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Administrative Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Administrative Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Administrative Agent or the applicable Lending Party agrees to remit such excess to such Borrower. The agreements in this Section shall survive payment of all other Obligations.

    10.20 Restricted/Unrestricted Subsidiaries.

          (a) Designation of Unrestricted Subsidiaries. Subject to the provisions of this Section 10.20, the Company may designate any Subsidiary (other than a Subsidiary which has been redesignated as a Restricted Subsidiary pursuant to Section 10.20(c)) as an Unrestricted Subsidiary by written notice from the Company to the Administrative Agent as long as no Default or Event of Default then exists or would exist after giving effect to such designation, it being understood and agreed that a Restricted Subsidiary cannot be owned in whole or in part by an Unrestricted Subsidiary. Any Restricted Subsidiary with total assets in excess of $100,000 may only be converted as of the end of a fiscal quarter upon at least 15 days advance notice to the Administrative Agent, which notice shall be accompanied by a Compliance Certificate demonstrating that the Company will be in pro forma compliance with the financial covenants on a pro forma basis at the end of such fiscal quarter. A Permitted Unconsolidated Venture which will, by virtue of an Investment or other circumstance, become a Subsidiary may be designated as an Unrestricted Subsidiary upon at least 15 days advance written notice from the Company to the Administrative Agent. For purposes hereof and notwithstanding anything to the contrary herein, the amount of Investment in such Unrestricted Subsidiary shall be deemed to be the aggregate Dollar Equivalent amount of Investments made by the Company and its Restricted Subsidiaries in such Permitted Unconsolidated Venture or in the case of Metalurgica Caterina S.A. or Metalsa S. de R.L., the aggregate Dollar Equivalent amount of Investments made by the Company and its Restricted Subsidiaries after the Closing Date.

          (b) Limitation on Investment. The Company shall not make any Investment in any Unrestricted Subsidiary nor shall it convert any Restricted Subsidiary to an Unrestricted Subsidiary unless such Investment would be permitted on such date pursuant to Section 7.4(n). The amount of an Investment made upon the conversion of a Restricted Subsidiary to an Unrestricted Subsidiary shall be the fair market value of the equity of such Restricted Subsidiary as determined by the Board of Directors of the

Company in good faith and certified to the Administrative Agent pursuant to
Section 10.20.

          (c) Redesignation of Unrestricted Subsidiaries. Any Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary only one (1) time after a period of four full fiscal quarters has elapsed since such Subsidiary became an Unrestricted Subsidiary provided that (i) the Company shall have delivered to the Administrative Agent (not less than 20 days prior to the date the Company desires such redesignation to be effective) a notice signed by a Responsible Officer identifying the Unrestricted Subsidiary to be so redesignated and providing such other information as the Administrative Agent may reasonably request, (ii) immediately before and immediately after the effectiveness of such redesignation, no Default or Event of Default exists or will exist (including, without limitation, the permissibility of any Investment, Indebtedness, Liens or other obligations existing at such Subsidiary), (iii) no default (or event or circumstance which with the giving of notice, lapse of time, or both would constitute a default) exists under any material agreement of such Unrestricted Subsidiary, (iv) Administrative Agent has received such other documents, instruments and opinions as it may reasonably request in connection with such redesignation, and all such instruments, documents and opinions shall be reasonably satisfactory in form and substance to Administrative Agent and (v) on the desired effective date of such redesignation, Company shall deliver a certificate from a Responsible Officer confirming clauses (ii) through (iii) above and that the representations and warranties contained in this Agreement and the other Credit Documents are true and correct in all material respects on the date of, and after giving effect to, such redesignation as though made on such date (except to the extent such representations and warranties are expressly made as of a specified date in which event they shall be true as of such date). The Company agrees that any merger or consolidation of any Unrestricted Subsidiary with or into Company or any Restricted Subsidiary, any material transfer of assets of an Unrestricted Subsidiary to a Restricted Subsidiary or any voluntary liquidation, wind-up or dissolution of an Unrestricted Subsidiary held directly by Company or a Restricted Subsidiary shall be deemed to be a redesignation and Company shall be required to satisfy the conditions of this Section 10.20 prior to completing any such transaction.

                              ARTICLE XI GUARANTY

     11.1 Guarantee. Each Borrower (other than any Borrower that is a Foreign 956 Subsidiary) hereby jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not as merely as surety, the full and punctual payment when due of all Obligations (including all interest and costs of enforcement or preservation and protection of Collateral which would be owing by any Borrower but for the effect of the Bankruptcy Code) of each other Borrower, including, without limitation, the full and punctual payment when due of the principal of and interest on the Revolving Loans and the Term Loan made to each other Borrower pursuant to this Agreement and the due and punctual payment of all other amounts payable by each other Borrower under this Agreement or the other Credit Documents (each Borrower in such capacity as a guarantor, a "Borrowing

Guarantor" and each Borrowing Guarantor other than the Company, a "Subsidiary Borrowing Guarantor"); provided, however, that the liability of each Borrowing Guarantor hereunder shall be limited to the maximum amount of obligations which such Borrowing Guarantor may guaranty without violating any fraudulent conveyance or fraudulent transfer law. Upon failure by any Borrower to pay punctually any such amount, upon demand by Agent, each Borrowing Guarantor shall forthwith pay the amount not so paid at the place and in the manner and with the effect specified in this Agreement. Each obligation under this subsection is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of such Obligations and not of their collectability only and is in no way conditioned upon any requirement that Administrative Agent or any Lender first attempt to collect any of the Obligations from any other Borrower directly or resort to any collateral security, any balance of any deposit account or credit on the books of Administrative Agent or any Lender in favor of any Borrower or any other Person or other means of obtaining payment. Should any Borrower default in the payment or performance of any of the Obligations, Administrative Agent and each Lender may cause the obligations of each Borrowing Guarantor hereunder with respect to such Obligations to become forthwith due and payable to the Lenders, without demand or notice of any nature, all of which are expressly waived by each Borrowing Guarantor.

     11.2 Unconditional Obligation. The obligations of each Borrowing Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any other Borrower under this Agreement or the other Credit Documents;

          (ii) any modification or amendment of or supplement to this Agreement or the other Credit Documents;

          (iii) any merger or consolidation, change in the corporate existence, structure or ownership of any other Borrower, or any insolvency, bankruptcy, reorganization, adjustment, composition, liquidation or other similar proceeding affecting any other Borrower or its assets;

          (iv) the existence of any claim, set-off or other rights which such Borrowing Guarantor may have at any time against any other Borrower, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (v) any invalidity or unenforceability relating to or against any other Borrower for any reason of any provision or all of this Agreement or the other Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower of the principal of or interest on any loan or any other amount payable by it under this Agreement or the other Credit Documents; or

          (vi) any other act or omission to act or delay of any kind by any other Borrower, Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Borrower's obligations or Borrowing Guarantor's obligations under this Agreement or the other Credit Documents.

     11.3 Period in Force. Each Borrowing Guarantor's obligations under this
Article 11 shall remain in full force and effect until all Obligations shall have been indefeasibly paid in full and this Agreement and the other Credit Documents shall have terminated in accordance with their terms. If at any time any payment of the principal of or interest on any Loan made to a Borrower or any other amount payable by any Borrower under this Agreement or the other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, each of Borrowing Guarantor's obligations under this Article 11 with respect to such payment shall be revived and continued in full force and effect.

     11.4 WAIVER. EACH BORROWING GUARANTOR WAIVES ACCEPTANCE HEREOF, PRESENTMENT, DEMAND, PROTEST AND ANY NOTICE NOT PROVIDED FOR HEREIN, AS WELL AS ANY REQUIREMENT THAT AT ANY TIME ANY ACTION BE TAKEN BY ANY PERSON AGAINST ANY OTHER BORROWER OR ANY OTHER PERSON. EACH BORROWING GUARANTOR HEREBY WAIVES ANY RIGHTS OF OFFSET, SUBROGATION, CONTRIBUTION, INDEMNIFICATION, REIMBURSEMENT OR OTHER SIMILAR RIGHT IT MAY HAVE AGAINST ANY OTHER BORROWER ARISING OR RESULTING FROM THE ENFORCEMENT OF AGENT'S OR LENDERS' RIGHTS UNDER ANY GUARANTEE BY SUCH BORROWER OF THE OBLIGATIONS HEREUNDER. EACH BORROWING GUARANTOR ALSO IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL DEFENSES THAT AT ANY TIME MAY BE AVAILABLE IN RESPECT OF THE OBLIGATIONS BY VIRTUE OF ANY STATUTE OF LIMITATIONS, VALUATION, STAY, REDEMPTION, MORATORIUM LAW OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT.

     11.5 Effect of Stay. This Article 11 shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Credit Documents or any other agreement evidencing, securing or otherwise executed in connection with the Obligations shall be immediately due and payable by each other Borrower.

     11.6 Subordination. The payment of any amounts due with respect to any Indebtedness of any Borrower (or any other Credit Party) now or hereafter owed to any other Borrower is hereby subordinated to the prior indefeasible payment in full of all of the Obligations. Each Borrower agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, it will not demand, sue for or otherwise attempt to collect any such Indebtedness of any Borrower (or any other Credit Party) to it until all of the Obligations shall have been indefeasibly paid in full. If, notwithstanding the foregoing sentence, any Borrower shall collect, enforce or receive any amounts in respect of such Indebtedness while Obligations are still outstanding, such amounts shall be collected, enforced and received by such Borrower as trustee for Administrative Agent and each Lender and be paid over to Administrative Agent on account of the Obligations without affecting in any manner the liability of such Borrower under the other provisions of this Article
11. The provisions of this Article 11 shall be supplemental to and not in derogation of any rights and remedies of Agent and each Lender under any separate subordination agreement which the Lender may at any time and from time to time enter into with any Borrower.

     11.7 Certain Limitations. Each Borrowing Guarantor acknowledges and agrees that it has received substantial benefit and reasonably equivalent value from the Lenders by reason of the Lenders making available the credit facilities to each Borrower and that without this guaranty by each Borrower of each other Borrower's Obligations, Administrative Agent and Lenders would not make the credit facilities available to any Borrower under the terms of this Agreement. Notwithstanding the foregoing, in any action or proceeding involving any federal or state corporate law, rule or regulation or any state or federal bankruptcy, fraudulent conveyance, insolvency, reorganization or other law, rule or regulation affecting the rights of creditors generally, if the obligations of any Subsidiary Borrowing Guarantor under Article 11 hereof would otherwise be held or determined to be void, invalid or unenforceable, on account of the amount of such Subsidiary Borrowing Guarantor's liability under Article 11 hereof, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower, Administrative Agent or any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Each Subsidiary Borrowing Guarantor agrees that the Obligations may from time to time exceed the amount of the liability of such Borrower hereunder without impairing this Article 11 or the rights and remedies of any Lender hereunder. No limitations on enforceability under this Article 11 with respect to any Subsidiary Borrowing Guarantor shall impair or limit (i) the obligations of such Subsidiary Borrowing Guarantor as a Borrower under this Agreement or (ii) the obligations of the Company or any other Subsidiary Borrowing Guarantor under this Article 11, which are joint and several.
                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       R.J. TOWER CORPORATION, A
                                       MICHIGAN CORPORATION


                                       By:     /s/ Daniel H. Webber
                                          ----------------------------------
                                       Name:   Daniel H. Webber
                                            --------------------------------
                                       Title:  Vice President
                                             -------------------------------

                                       TOWER AUTOMOTIVE EUROPE, B.V.

                                       By:     /s/ Anthony Barone
                                          ----------------------------------
                                       Name: Anthony Barone
                                       Title: Managing Director A


                                       Name:    ABN AMRO TRUST COMPANY
                                               (Nederland) B.V.

                                       By:    /s/ R. W. M. Kleuknberg
                                              ------------------------------
                                       Name:   R. W. M. Kleuknberg
                                            --------------------------------
                                       Title: Managing Director B


                                       BANK OF AMERICA, N.A., AS
                                        ADMINISTRATIVE AGENT

                                       By:     /s/ Lynn Stetson
                                          ----------------------------------
                                       Name:   Lynn Stetson
                                            --------------------------------
                                       Title:  Managing Director
                                             -------------------------------

                                       BANK OF AMERICA, N.A., INDIVIDUALLY
                                       AS A LENDER AND AS SWING LINE LENDER

                                       By:     /s/ Lynn Stetson
                                          ----------------------------------
                                       Name:   Lynn Stetson
                                            --------------------------------
                                       Title:  Managing Director
                                             -------------------------------

                                       THE CHASE MANHATTAN BANK, AS
                                       SYNDICATION AGENT


                                       By: /s/ Karen May Sharf
                                         -------------------------------------
                                       Name: Karen May Sharf
                                            ----------------------------------
                                       Title: Vice President
                                             ---------------------------------


                                       BANK ONE, MICHIGAN


                                       By: /s/ Erik W. Bakker
                                         -------------------------------------
                                       Name: Erik W. Bakker
                                         -------------------------------------
                                       Its: Managing Director
                                         -------------------------------------


                                       COMERICA BANK


                                       By: /s/ Natasha Spasovski
                                         -------------------------------------
                                       Name: Natasha Spasovski
                                         -------------------------------------
                                       Its: Assistant Vice President
                                         -------------------------------------


                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Robert A. Rosati
                                         -------------------------------------
                                       Name: Robert A. Rosati
                                         -------------------------------------
                                       Its: Assistant Vice President
                                         -------------------------------------


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ F.C.H. Ashby
                                         -------------------------------------
                                       Name: F.C.H. Ashby
                                         -------------------------------------
                                       Its: Senior Manager-Loan Operations
                                         -------------------------------------


                                       ABN AMRO BANK N.V.


                                       By: /s/ David C. Sagers
                                         -------------------------------------
                                       Name: David C. Sagers
                                         -------------------------------------
                                       Its: Vice President
                                         -------------------------------------

                                       By: /s/ John J. Mack
                                         -------------------------------------
                                       Name: John J. Mack
                                         -------------------------------------
                                       Its: Vice President
                                         -------------------------------------


                                       DRESDNER BANK AG NEW YORK
                                       AND GRAND CAYMAN BRANCHES


                                       By: /s/ Gabriela E. Fields
                                         -------------------------------------
                                       Name: Gabriela E. Fields
                                         -------------------------------------
                                       Its: Assistant Treasurer
                                         -------------------------------------

                                       By: /s/ Thomas Hasenauer
                                         -------------------------------------
                                       Name: Thomas Hasenauer
                                         -------------------------------------
                                       Its: Assistant Treasurer
                                         -------------------------------------


                                       THE BANK OF TOKYO-MITSUBISHI,
                                       LTD., CHICAGO BRANCH

                                       By: /s/ Hisashi Miyashiro
                                         -------------------------------------
                                       Name: Hisashi Miyashiro
                                         -------------------------------------
                                       Its: Deputy General Manager
                                         -------------------------------------


                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, CHICAGO BRANCH

                                       By: /s/ Walter Wolff
                                         -------------------------------------
                                       Name: Walter Wolff
                                         -------------------------------------
                                       Its: Joint General Manager
                                         -------------------------------------


                                       WACHOVIA BANK, N.A.

                                       By: /s/ Katie S. Proctor
                                         -------------------------------------
                                       Name: Katie S. Proctor
                                         -------------------------------------
                                       Its: Vice President
                                         -------------------------------------


                                       FLEET NATIONAL BANK

                                       By: /s/ Maura Wadlinger
                                         -------------------------------------
                                       Name: Maura Wadlinger
                                         -------------------------------------
                                       Its: Director
                                         -------------------------------------


                                       BNP PARIBAS

                                       By: /s/ Richard L. Sted
                                         -------------------------------------
                                       Name: Richard L. Sted
                                         -------------------------------------
                                       Its: Central Region Manager
                                         -------------------------------------


                                       KEYBANK NATIONAL ASSOCIATION

                                       By: /s/ Mark A. LoSchiavo
                                         -------------------------------------
                                       Name: Mark A. LoSchiavo
                                         -------------------------------------
                                       Its: Assistant Vice President
                                         -------------------------------------


                                       THE BANK OF NEW YORK

                                       By: /s/ Joshua M. Feldman
                                         -------------------------------------
                                       Name: Joshua M. Feldman
                                         -------------------------------------
                                       Its: Assistant Vice President
                                         -------------------------------------


                                       CITICORP USA INC.

                                       By: /s/ Mark J. Chabrel
                                         -------------------------------------
                                       Name: Mark J. Chabrel
                                         -------------------------------------
                                       Its: Vice President
                                         -------------------------------------


                                       THE SUMITOMO BANK, LIMITED

                                       By: /s/ John H. Kemper
                                         -------------------------------------
                                       Name: John H. Kemper
                                         -------------------------------------
                                       Its: Senior Vice President
                                         -------------------------------------


                                       THE MITSUBISHI TRUST & BANKING
                                       CORPORATION

                                       By: /s/ Nobuo Tominaga
                                         -------------------------------------
                                       Name: Nobuo Tominaga
                                         -------------------------------------
                                       Its: Chief Manager
                                         -------------------------------------


                                       THE DAI-ICHI KANGYO BANK, LTD.

                                       By: /s/ John S. Sneed
                                         -------------------------------------
                                       Name: John S. Sneed
                                         -------------------------------------
                                       Its: Senior Vice President
                                         -------------------------------------


                                       NATIONAL CITY BANK

                                       By: /s/ John R. DeFrancesco
                                         -------------------------------------
                                       Name: John R. DeFrancesco
                                         -------------------------------------
                                       Its: Vice President
                                         -------------------------------------


                                       THE FUJI BANK, LIMITED

                                       By: /s/ Peter L. Chinnici
                                         -------------------------------------
                                       Name: Peter L. Chinnici
                                         -------------------------------------
                                       Its: Senior Vice President & Group Head
                                         -------------------------------------


                                       MICHIGAN NATIONAL BANK

                                       By: /s/ Teresa L. Irland
                                         -------------------------------------
                                       Name: Teresa L. Irland
                                         -------------------------------------
                                       Its: First Vice President
                                         -------------------------------------


                                       CHEVY CHASE BANK, FSB

                                       By: /s/ Robert L. Smith
                                         -------------------------------------
                                       Name: Robert L. Smith
                                         -------------------------------------
                                       Its: Vice President
                                         -------------------------------------

                                                                    Schedule 2.9



                                  Pricing Grid-

               All margins and fees are expressed as basis points


------------- ----------------------------------------- -------------------------- -------------------- ------------------
                                                                                                           Applicable
                                                           Applicable Margin for       Applicable          Margin for
                        Leverage Ratio                            Offshore             Commitment          Base Rate
    Level                                                        Rate Loans               Fee                Loans
------------- ----------------------------------------- -------------------------- -------------------- ------------------
     I                    Less than 2.25 to 1                       100                    20.0                0.0
------------- ----------------------------------------- -------------------------- -------------------- ------------------
     II            Equal to or greater than 2.25 to 1               125                    25                  0.0
                    but less than 2.75 to 1
------------- ----------------------------------------- -------------------------- -------------------- ------------------
    III            Equal to or greater than 2.75 to 1               150                    35                 25
                    but less than 3.25 to 1
------------- ----------------------------------------- -------------------------- -------------------- ------------------
    IV             Equal to or greater than 3.25 to 1               175                    40                 50
                    but less than 3.75 to 1
------------- ----------------------------------------- -------------------------- -------------------- ------------------
     V             Equal to or greater than 3.75 to 1               200                    50                 75
------------- ----------------------------------------- -------------------------- -------------------- ------------------